EXHIBIT 1
EXECUTION VERSION
SELLING AGENT AGREEMENT
by and among
the United Mexican States
and the
Agents named herein
February 13, 2006

February 13, 2006
To the Agents listed on
the signature page hereto.
          The United Mexican States (“Mexico”) proposes to issue and sell up to U.S. $1,500,000,000 (or its equivalent in other currencies or currency units) aggregate principal amount (or aggregate initial offering price, as the case may be) of its InterNotes® due nine months or more from the date of issue (the “Notes”). The Notes are to be issued pursuant to a fiscal agency agreement, dated as of February 13 (the “Fiscal Agency Agreement”) between Mexico and The Bank of New York, as fiscal agent (the “Fiscal Agent”) and the authorization certificate of Mexico pursuant to Section 1(b) thereto dated February 13, 2006 (the “Authorization”). The terms of the Notes are described in the Prospectus (as defined in Section I) referred to below.
          Subject to the terms and conditions contained in this Agreement, Mexico hereby appoints each of you as agent of Mexico (each, an “Agent” and together, the “Agents”) for the purpose of soliciting offers to purchase Notes. Each of you hereby agrees to use your reasonable best efforts to solicit offers to purchase Notes in accordance with the terms hereof and upon terms acceptable to Mexico at such times and in such amounts as Mexico shall from time to time specify after consultation with Incapital LLC as purchasing agent (the “Purchasing Agent”) or Incapital Europe Limited as arranger (the “Arranger”), as the case may be. Incapital LLC shall act as Purchasing Agent for issuances and sales of all Notes to be sold hereunder. Mexico hereby agrees that whenever it determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section III hereof) relating to such sale between Mexico and the Purchasing Agent in accordance with the provisions of Section III hereof, with the Purchasing Agent purchasing such Notes as agent for resale (i) in the case of Notes sold in the United States, to other Agents or dealers (the “Selected Dealers”), each of whom will purchase as principal or (ii) in the case of Notes sold outside the United States, to the Arranger, who will purchase such Notes as agent for resale to other Agents or Selected Dealers, each of whom will purchase as principal. Mexico reserves the right to enter into agreements substantially similar hereto with other agents, subject to prior notification to the Purchasing Agent of any such agreements. For purposes of this Agreement, the term “you” shall refer to all of the Agents collectively. In acting under this Agreement, each of you is acting individually and not jointly, unless specified otherwise in the applicable Terms Agreement.
I. Representations and Warranties.
     (a) Mexico represents and warrants to, and agrees with, you as set forth below in this Section I(a). Certain terms used in this Section I are defined in subsection I(a)(13) hereof.

InterNotes® is a registered servicemark of Incapital Holdings LLC.

     (1) Mexico meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), is a seasoned foreign government within the meaning of Commission Release No. 33-6424 and has filed with the Securities and Exchange Commission (the “Commission”) registration statements on such Schedule (File Nos. 333-122616 and 333-110594), including a basic prospectus, which have become effective for the registration under the Act of U.S. $3,951,406,915 (or its equivalent in other currencies or currency units) aggregate principal amount (or aggregate initial offering price, as the case may be) of debt securities and/or warrants (the “Securities”), including the Notes. Such registration statements meet the requirements set forth in Commission Release No. 33-6424 and comply in all other material respects with such Release. Mexico has included in such registration statements, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the prospectus included in such registration statements relating to the Notes and the plan of distribution thereof (the “Prospectus Supplement”). In connection with the sale of Notes in the United States, Mexico proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each, a “Pricing Supplement”) specifying the principal amount, interest rates, maturity dates and, if appropriate, other terms of such Notes sold pursuant hereto or the offering thereof.
     (2) As of the Execution Date, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and at each Settlement Date (as defined in Section III hereof), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Mexico makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to Mexico by any of you specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).
     (3) For the purposes of this Agreement, the “Time of Sale” means, with respect to each sale of Notes hereunder, the date and time specified in the applicable Terms Agreement. With respect to each sale of Notes hereunder, the Pricing Prospectus relating to such Notes, together with each “issuer free writing prospectus” as defined in Rule 433 under the Act relating to such Notes (“Issuer Free Writing Prospectus”) listed in Exhibit G hereto (if any) and any additional Issuer Free Writing Prospectuses or term sheet listed in an exhibit to the applicable Terms Agreement, as of such Time of Sale of such Notes (collectively for each such Time of Sale, the “Time of Sale Information”), does not or will not include any untrue statement of a

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material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus with respect to such Notes listed in Exhibit G hereto (if any) or as an exhibit to the applicable Terms Agreement did not or will not conflict with the information contained in the Registration Statement; provided, however, that the representations and warranties in this paragraph (3) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to Mexico by you expressly for use therein.
     (4) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the date hereof, Mexico was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account of any determination by the Commission pursuant to Rule 405 that it is not necessary that Mexico be considered an “ineligible issuer”.
     (5) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material adverse change in or affecting the financial, economic, political or other condition of Mexico.
     (6) All necessary action by or on behalf of Mexico has been taken or will have been taken prior to each Settlement Date, and prior to such date any necessary approvals or consents required under the laws of Mexico will have been duly obtained, and on such date will be in full force and effect, for the authorization, execution and delivery of this Agreement, the Fiscal Agency Agreement, the Authorization and any Terms Agreement and for the issuance and sale of Notes by Mexico under this Agreement including, without limitation, the Presidential Decree permitting issuances of Notes and the delegation of authority (the “Delegation of Authority”) issued by the Secretary of Finance and Public Credit.
     (7) The Notes have been duly authorized and, when executed and authenticated in accordance with the Fiscal Agency Agreement and delivered to and paid for by the purchasers thereof against payment therefor in accordance with the terms hereof, will be entitled to the benefits of the Fiscal Agency Agreement and will constitute valid and legally binding, direct, general and unconditional External Indebtedness of Mexico (as defined below) enforceable in accordance with their terms. The full faith and credit of Mexico has been pledged for the due and punctual payment of principal of, interest on, and premium, if any, on the Notes, and the Notes will rank pari passu, without any preference among themselves with all other unsecured and unsubordinated obligations of Mexico, present and future, relating to External Indebtedness; and the Notes and the Fiscal Agency Agreement will conform to the descriptions thereof in the Prospectus. For purposes of this paragraph (5), “External Indebtedness” means any Indebtedness which is payable by its terms or at the option of its holder in any currency other than the currency of Mexico (other than any such indebtedness that is originally

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issued or incurred within Mexico) and “Indebtedness” means all unsecured and unsubordinated obligations of Mexico in respect of moneys borrowed by Mexico and guarantees of Mexico in respect of moneys borrowed by others.
     (8) Other than as set forth in the Prospectus and the Time of Sale Information, there are no legal or governmental proceedings pending to which Mexico is a party or of which any of its properties is the subject which, if determined adversely to Mexico, would individually or in the aggregate have a material adverse effect on Mexico’s ability to perform its obligations under the Notes, this Agreement, the Fiscal Agency Agreement, the Authorization or any Terms Agreement; and, to the best of Mexico’s knowledge, no such proceedings have been threatened.
     (9) Mexico is not in default in the payment of principal, interest or any other amounts owing on any obligation in respect of indebtedness for money borrowed and Mexico has not received any notice of default (other than with respect to any failure to deliver periodically economic or financial information pursuant to agreements relating to Mexico’s indebtedness) or acceleration with respect to any obligation in respect of indebtedness for money borrowed; and the issuance and sale of the Notes and the compliance by Mexico with all of the provisions of the Notes, the Fiscal Agency Agreement, the Authorization and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any treaty, convention, material agreement or material instrument to which Mexico is a party or by which it is bound and will not result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Mexico under any such agreement or instrument and will not infringe any law or regulation of Mexico.
     (10) There is no tax, levy, deduction, charge or withholding imposed by Mexico or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement, the Authorization or any Terms Agreement or (ii) on any payment to be made by Mexico hereunder or any payment of principal, interest or additional amounts, if any, under any Note, provided that such Note is held by an individual or a corporation that is not a resident of Mexico for tax purposes directly and not through a permanent establishment thereof in Mexico.
     (11) The issuance of Notes by Mexico hereunder and under the Fiscal Agency Agreement and the Authorization complies with, and is within the limits set forth in, Mexico’s Federal Revenue Law for the Fiscal Year 2006.
     (12) The use given by Mexico to the proceeds of any issue of Notes will not impair Mexico’s obligations thereunder.
     (13) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become

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effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. “Execution Date” shall mean the date that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the form of basic prospectus relating to the Securities contained in the registration statement under Schedule B, File No. 333-122616 as amended at the effective date thereof. The Basic Prospectus, as amended and supplemented immediately prior to any Time of Sale (as defined in Section I(a)(12) hereof), is hereinafter called the “Pricing Prospectus”. “Prospectus” shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. “Registration Statement” without reference to a time shall mean the registration statements referred to in paragraph (1) above as of the time of the first contract of sale for any Notes, including incorporated documents and exhibits, as amended, and, with respect to the registration statement under Schedule B, File No. 333-110594, shall include the Basic Prospectus, the Pricing Prospectus, and Prospectus Supplement relating to the Notes filed pursuant to Rule 424 with the registration statement on Schedule B, File No. 333-122616. “Rule 424” refers to such rule under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, which were filed under the Exchange Act on or before the Effective Date of Registration Statement No. 333-122616 or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If, after the Execution Date, Mexico shall file with the Commission a new registration statement on Schedule B containing a basic prospectus relating to Securities of Mexico and a prospectus supplement relating to the Notes, which basic prospectus and prospectus supplement also relate to the Securities registered under registration statement no. 333-122616, then from and after the date of such filing all references herein to the “Registration Statement” shall be deemed to refer to and include such new registration statement and all references herein to the “Basic Prospectus” and “Prospectus Supplement” shall be deemed to refer to and include the basic prospectus and prospectus supplement included in such new registration statement. With respect to Notes listed on the Luxembourg Stock Exchange, all references herein to “Pricing Supplement” shall be deemed to refer to the applicable final terms. All references herein to “dollars,” “U.S. $” or “$” shall be to dollars of the United States of America.
     (b) (1) Each Agent severally and not jointly represents to and agrees with Mexico that it has not offered or sold, and that it will not offer or sell, any Notes allotted to such Agent as part of its allotment of Notes to be offered and sold outside the United States (“Non-U.S. Offerings”) within the United States except in accordance with Rule 903 of Regulation S under the Act and that, accordingly, neither such Agent nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to Notes being offered or to be offered and sold in Non-U.S. Offerings. Terms used in this paragraph have the meanings given to them in Regulation S under the Act.

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     (2) (a) Each Agent severally represents to and agrees with Mexico and each further Agent appointed under the InterNotes® program will be required to represent and agree that, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State: (i) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication; (ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iv) at any time in any other circumstances which do not require the publication by Mexico of a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (b) Each Agent severally represents to and agrees with Mexico that: (i) the offering of the Notes has not been, and will not be, cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa) (“CONSOB”) pursuant to Italian securities legislation and, that it has not offered or sold, and will not offer or sell, any Notes in the Republic of Italy (“Italy”) in a solicitation to the public (sollecitazione al’investimento), and, therefore, that no Notes will be offered, sold or delivered or copies of the Prospectus Supplement, the applicable Pricing Supplement, the Basic Prospectus or any other document relating to the Notes or the offering will be distributed in Italy other than to professional investors (operatori qualification), as defined in Article 31, paragraph 2 of CONSOB Regulation No. 11,522 of July 1, 1998, as amended (“Regulation No. 11,522”) or pursuant to another exemption from the requirements of Articles 94 and seq. of Legislative Decree No. 58 of February 24, 1998 (“Legislative Decree No. 58”) and CONSOB Regulation No. 11,971 of May 14, 1999, and in accordance with Italian securities, banking, tax, exchange control and all other applicable laws and regulations; and (ii) that any such permitted offer, sale or delivery of

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the Notes or distribution or availability of copies of the Prospectus Supplement, the applicable Pricing Supplement, the Basic Prospectus or any other material relating to the Notes or the offering in Italy will be: (a) made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of September 1, 1993 (the “Banking Law”), Legislative Decree No. 58, Regulation No. 11,522 and any other applicable laws and regulations; (b) in compliance with Article 129 of the Banking Law and the implementing instructions of the Bank of Italy, pursuant to which the issue or offer of securities in Italy is subject to prior notification to the Bank of Italy, unless an exemption, depending inter alia on the amount of the issue and the characteristics of the securities, applies; and (c) in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the Notes by CONSOB or the Bank of Italy.
     In addition to the above (which shall continue to apply to the extent not inconsistent with the Prospectus Directive), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set forth in Section I(b)(2)(a) of this Agreement shall apply to Italy.
     (c) Each Agent severally represents to and agrees, and each further Agent appointed under the InterNotes® program will be required to represent and agree with Mexico that in relation to Notes that have a maturity of less than one year and that qualify as money market instruments, such Notes may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, inter alia, large enterprises, that trade or invest in securities in the conduct of a profession or trade, within the meaning of Section 2(1) of the Exemption Regulation pursuant to the 1995 Act on the Supervision of Securities Trade (Vrijstellingsregeling Wet toezicht effectenverkeer 1995).
     In addition to the above, the restrictions, warranties and representations set out in Section I(b)(2)(a) of this Agreement shall apply to the Netherlands.
     (d) Each Agent severally represents to and agrees with Mexico that: (i) in relation to any Notes which have a maturity of less than one year, (1) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (2) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act of 2000 (the “FSMA”) by Mexico; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section

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21(1) of the FSMA would not apply to Mexico; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
     (3) Without prejudice to the provisions of Section I(a)(2) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Notes for offer and sale under the laws of such jurisdictions as Mexico and the Agents may agree pursuant to Section IV(f), Mexico shall not have any responsibility for, and each Agent severally and not jointly agrees with Mexico that each such Agent and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Notes under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Notes.
     (4) Each Agent agrees with Mexico that: (i) Mexico will generally not register the Notes that it will offer and sell outside the United States under the Securities Act and that, subject to certain exceptions, Mexico cannot offer, sell or deliver such Notes within the United States or to U.S. persons, and (ii) when Mexico offers or sells Notes outside the United States, each Agent will acknowledge that these Notes (a) have not been and will not be registered under the Securities Act; and (b) may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     (5) Notes in bearer form (“Bearer Notes”) are subject to United States tax law requirements. Accordingly, each Agent severally and not jointly represents and agrees to the following: (i) except to the extent permitted under U.S. Treas. Reg. § 1.163–5(c)(2)(i)(D) (the “D Rules”), (A) it has not offered or sold, and during the restricted period will not offer or sell, Bearer Notes to a person who is within the United States or its possessions or to a United States Person, and (B) it has not delivered and will not deliver within the United States or its possessions definitive Bearer Notes that are sold during the restricted period; (ii) it represents and agrees that it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bearer Notes are aware that such Bearer Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States Person, except as permitted by the D Rules; (iii) if it is a United States Person, it represents that it is acquiring the Bearer Notes for purposes of resale in connection with their original issuance and if it retains Bearer Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. § 1.163–5(c)(2)(i)(D)(6); and (iv) with respect to each affiliate that acquires from it Bearer Notes for the purpose of offering or selling such Bearer Notes during the restricted period, it either (A) repeats and confirms the representations and agreements contained in clauses (i), (ii) and (iii) on such affiliate’s behalf or (B) agrees that it will obtain from such affiliate for Mexico’s benefit the representations and agreements contained in clauses (i), (ii) and (iii). In addition, each Agent represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor (as that term is defined for purposes of the D Rules) with respect to the distribution of Bearer Notes, except with its affiliates or with

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the prior written consent of Mexico. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.
II. Offering of Notes.
     (a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by Mexico or the Purchasing Agent, as the case may be. For the purpose of such solicitation, the Agents will use the Prospectus, as then amended or supplemented, which has been most recently distributed to the Agents by Mexico, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the Act and the applicable securities laws or regulations of any relevant jurisdiction.
          Unless otherwise instructed by Mexico, the Purchasing Agent shall communicate to Mexico, orally or in writing, each offer to purchase Notes. Mexico shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. Mexico agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the “Concession”); provided, however, that Mexico and the Purchasing Agent also may agree to a Concession greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.
          Unless otherwise authorized by Mexico, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with, in the case of Notes to be sold in the United States, a copy of the Prospectus (if not previously delivered) and applicable Pricing Supplement.
     (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. Part I of the Procedures shall apply to offerings of Notes denominated in U.S. dollars and Part II of the Procedures shall apply to offerings of Notes denominated in currencies other than U.S. dollars. Unless otherwise provided in a Terms Agreement, the provisions of the applicable set of Procedures shall apply to all transactions contemplated hereunder. The Agents and Mexico each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of Mexico and the Agents.

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III. Sale of Notes.
          Each sale of Notes shall be made in accordance with the terms of this Agreement, the Procedures and a separate agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent acting as agent. A Terms Agreement also may specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between Mexico and the Purchasing Agent, and express mention of Terms Agreements in any provisions hereof shall not be construed as excluding Terms Agreements in those provisions hereof where such express mention is not made. The offering of Notes by Mexico hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of Mexico herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as agent, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate basis (and whether such interest rate shall be fixed or floating) and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to Mexico, the initial public offering price at which the Notes are proposed to be reoffered, and the time, date (the “Settlement Date”) and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor’s Option (as such term is defined in the Prospectus), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of Mexico, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer (other than the Selected Dealers), nor may any Agent reallow any portion of the discount paid to it.
IV. Covenants.
          In further consideration of the Agents’ agreements herein contained, Mexico covenants and agrees with each Agent as follows:
     (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, Mexico will not file any amendment to the Registration Statement or supplement to the Prospectus or supplement the Time of Sale Information (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless Mexico has furnished to each of you (or the Purchasing Agent, in the case of a supplement to the Time of Sale Information) a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, in connection with an issue of Notes being offered in the United States or being resold into the United States within the period during which a prospectus is required to be delivered, Mexico will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. Mexico will promptly advise each of you (i) when the Prospectus, and any supplement thereto (except as provided in clauses (i) or (iii) above), shall have been filed with the Commission pursuant to

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Rule 424(b), (ii) when, prior to termination of any offering of Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by Mexico of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Mexico will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary to amend the Registration Statement or to supplement the Time of Sale Information or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, Mexico promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by Mexico, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section IV, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectuses and Time of Sale Information to each of you in such quantities as you may reasonably request; provided, however, that in the event that any Agent is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) relating to any Notes at any time nine months or more after the Settlement Date with respect to such Notes, such Agent shall reimburse Mexico for its reasonable and documented out of pocket expenses (including the legal fees and disbursements of its counsel) in connection with the preparation and filing of such amendment or supplement and the furnishing to such Agent of such supplemented Prospectuses. Mexico’s obligations to update the Prospectus pursuant to Sections IV(l), IV(m) and IV(n) hereof, including payment of any expenses incurred by Mexico in connection therewith, shall not be affected by the preceding sentence.
          If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (j) of this Section IV in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.
     (c) Mexico will make generally available to its security holders in the United States and to each of you as soon as practicable, a statement of Mexico’s revenues and expenditures for the first full fiscal year commencing after the date hereof which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

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     (d) So long as any of the Notes are outstanding, Mexico will make available for you on the Ministry of Finance’s website, as soon as practicable after the availability thereof, a copy of Mexico’s annual federal budget and revenue law (the “Annual Federal Budget”).
     (e) Mexico will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits and all amendments thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus, any supplement thereto and any Issuer Free Writing Prospectus relating to Notes sold to you as you may reasonably request.
     (f) Mexico will arrange for the qualification of the Notes for sale under the laws of such jurisdictions of the United States and Canada as any of you may designate and such other jurisdictions as Mexico and you shall agree upon and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that in connection therewith Mexico shall not be required to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not at the date hereof subject.
     (g) So long as any of the Notes are outstanding, Mexico will furnish to each of you, upon request, copies of all reports (including any exhibits thereto) filed by it with the Commission.
     (h) So long as any of the Notes are outstanding, Mexico will obtain and maintain in full force and effect all governmental approvals which may be necessary under the laws of Mexico for the performance of Mexico’s obligations under the Notes or for the validity or enforceability thereof or hereof and duly take all necessary and appropriate governmental and administrative action in Mexico in order to permit all payments to be made under the Notes in accordance with their terms including, without limitation, causing that payments made pursuant to the Notes be included in Mexico’s Annual Federal Budget.
     (i) Mexico will file an application to register the Notes with the Special Section of the Registro Nacional de Valores (the “National Registry”) maintained by the Comisión Nacional Bancaria y de Valores (the “National Banking and Securities Commission”) and will, if requested, provide evidence to you of such filing.
     (j) So long as any of the Notes are outstanding, Mexico shall furnish to each Agent such information and publicly available documents relating to the finances, operations and affairs of Mexico, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, any Issuer Free Writing Prospectus, the Fiscal Agency Agreement, the Authorization, the Notes, this Agreement and the performance by Mexico and the Agents of their respective obligations hereunder and thereunder as such Agent may from time to time and at any time prior to the termination of this Agreement reasonably request in connection with its customary investigation of Mexico and the Notes.
     (k) Unless otherwise specified in the applicable Terms Agreement, Mexico shall, whether or not any sale of the Notes is consummated, pay those expenses incident to the performance of its obligations under this Agreement and any Terms Agreement as set forth in the

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letter dated as of February 13, 2006, signed by Mexico, Banc of America Securities LLC, the Purchasing Agent and the Arranger.
     (l) Subject to Section IV(b), as soon as is reasonably practicable but not later than ten months after the close of each fiscal year of Mexico beginning with the 2004 fiscal year, Mexico will file an Annual Report on Form 18-K with the Commission.
     (m) Subject to Section IV(b), Mexico will file Reports on Form 18-K/A amending its Annual Report on Form 18-K to add such exhibits as agreed by Mexico with the Commission pursuant to the letter dated November 15, 1993, as and if amended or supplemented.
     (n) Subject to Section IV(b), as soon as practicable after the occurrence of a material adverse development in the affairs of Mexico, Mexico will incorporate into the Registration Statement disclosure regarding such material adverse development by filing a Report on Form 18-K/A amending its Annual Report on Form 18-K.
     (o) Each acceptance by Mexico of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that (i) such representations and warranties will be true and correct and (ii) the statements of Mexico made in the most recent certificates delivered pursuant to the provisions hereof shall be accurate, in each case at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by Mexico of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by Mexico that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by Mexico on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by Mexico will not exceed the amount of Securities registered pursuant to the Registration Statement. Mexico will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.
     (p) Each time that Mexico files its Annual Report on Form 18-K with the Commission and 180 days after the date of such filing, Mexico will deliver or cause to be delivered to each of you certificates of an official named in a certificate of delegation of authority, dated the date of the filing of such Report or the date that is 180 days after the date of such filing, as applicable, in form reasonably satisfactory to you, of the same tenor as the certificates referred to in Sections VI(f) and VI(g) with such changes as may be necessary to reflect any amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate.
     (q) Each time that Mexico files its Annual Report on Form 18-K with the Commission and 180 days after the date of such filing, Mexico shall furnish or cause to be

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furnished to each of you a written opinion of the Fiscal Attorney or the Deputy Fiscal Attorney for Financial Affairs of the Federation of Mexico, the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit or such other counsel as is satisfactory to each of you, dated the date of the filing of such Report or the date that is 180 days after the date of such filing, as applicable, in form reasonably satisfactory to each of you, of the same tenor as the opinion referred to in Section VI(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).
     (r) Mexico shall not default in its obligations to deliver Notes to a purchaser whose offer it has accepted.
     (s) Each time Mexico issues Notes hereunder and under the Fiscal Agency Agreement, such issuance will comply with, and will be within the limits set forth in, Mexico’s Federal Revenue Law for the respective year.
     (t) Mexico will use the proceeds of all issuances of Notes as authorized in the Annual Federal Budget.
     (u) If a Pricing Supplement specifies that the Notes referred to therein are to be listed on the Luxembourg Stock Exchange, Mexico will use its reasonable best efforts to obtain listing of all of such Notes on the Luxembourg Stock Exchange, to furnish to such Exchange all documents, information and undertakings that may be reasonably necessary in order to effect such listing, and to cause such listing to be continued so long as any of such Notes remain outstanding.
     (v) Neither Mexico nor any person acting on its behalf will engage in any directed selling efforts in the United States with respect to Notes which are to be offered and sold pursuant to a Non-U.S. Offering.
     (w) In respect of any Notes which must be redeemed before the first anniversary of the date of their issue, Mexico will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA): (i) each relevant Agent represents, warrants and agrees as to the terms set forth with respect to such Notes pursuant to Section I(b)(2)(d); and (ii) the redemption value of each such Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).
V. Free Writing Prospectuses.
     (a) Mexico represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405

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under the Act without your prior written consent and that Exhibit G hereto is a complete list of any Issuer Free Writing Prospectuses for which Mexico has hitherto received such consent.
     (b) Each Agent represents that it has not made and will not make any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or a portion thereof required to be filed by Mexico with the Commission or retained by Mexico under Rule 433, other than the information contained in the final term sheet relating to such Notes, the form of which is set forth in the schedule attached to the applicable Terms Agreement, without the prior written consent of Mexico.
     (c) Mexico has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
     (d) Mexico agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Mexico will give you prompt notice thereof, and if you so request, will prepare and furnish without charge to each of you an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Mexico by you expressly for use therein.
VI. Conditions to the Obligations of the Agents.
The Agents’ obligations hereunder are subject to the following conditions:
     (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or threatened.
     (b) Mexico shall have furnished to each Agent an opinion, in form and substance reasonably satisfactory to the Agents, of the Fiscal Attorney or the Deputy Fiscal Attorney for Financial Affairs of the Federation or the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit, dated the Execution Date, to the effect that:
     (1) Mexico has full power and authority to perform and comply with the terms and provisions of this Agreement, the Fiscal Agency Agreement, the Authorization and any applicable Terms Agreement; this Agreement, any applicable Terms Agreement, the Fiscal Agency Agreement and the Authorization have been duly authorized, executed and delivered by Mexico and, assuming that each of this Agreement, any applicable Terms Agreement and the Fiscal Agency Agreement constitutes a valid and legally binding agreement under New York law, each of this Agreement, any applicable Terms

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Agreement and the Fiscal Agency Agreement constitutes a valid and legally binding agreement, enforceable in accordance with its terms, subject to moratorium or similar laws of general applicability relating to or affecting creditors’ rights;
     (2) the Notes have been duly authorized in accordance with the laws of Mexico; when executed, issued and delivered in accordance with the laws of Mexico, authenticated in accordance with the provisions of the Fiscal Agency Agreement and the Authorization and delivered to and paid for by the purchasers thereof in accordance with the terms hereof, the Notes will be duly executed, issued and delivered in accordance with the laws of Mexico and Mexico will have full power and authority to perform and comply with the terms and provisions of the Notes and the Notes will constitute valid, legally binding, direct, general and unconditional External Indebtedness (as defined herein) of Mexico enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement; such obligations shall not in any way be legally affected or impaired as a result of any use to be made by Mexico of the proceeds received by it from the sale of the Notes; all necessary action by the Executive Branch of Mexico in connection with the Notes has been duly taken, including the issuance of the Decree of the President of Mexico to the Ministry of Finance and Public Credit with respect to the issuance of the Notes, dated November 1, 2005; and the Notes will rank pari passu, without any preference among themselves, with all other unsecured and unsubordinated External Indebtedness of Mexico;
     (3) neither the execution and delivery of the Fiscal Agency Agreement, the Authorization, the Notes, this Agreement or any applicable Terms Agreement, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof, including performance of each of the obligations contained in the Notes (A) will conflict with, violate or result in a breach of the Political Constitution of Mexico or any law, rule or administrative regulation of or applicable to Mexico (including without limitation the Federal Revenue Law for the Fiscal Year 2006 (or, in the case of an opinion delivered after December 31, 2006, the Federal Revenue Law for the year in which such opinion is delivered)), (B) will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material instrument to which Mexico is a party or by which Mexico is bound or constitute a default thereunder or (C) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of Mexico under any such agreement or instrument;
     (4) the Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of Mexico, and the Registration Statement, as amended, has been duly executed by and on behalf of Mexico; the information in the Registration Statement and the Prospectus stated on the authority of public officials of Mexico has been stated in their official capacities thereunto duly authorized by Mexico; all statements with respect to or involving matters of Mexican law set forth in the Registration Statement and the Prospectus are true and correct in all material respects;

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     (5) all authorizations, approvals and consents (which shall be specified in such opinion and certified copies of which shall be furnished to the United States counsel to the Agents and the Mexican counsel to the Agents) from all governmental authorities in Mexico that are necessary for the execution and delivery of this Agreement, the Fiscal Agency Agreement, the Authorization and any applicable Terms Agreement, and for the execution, issuance, sale and delivery of the Notes hereunder and the performance by Mexico of the covenants contained in the Notes have been obtained; once the Notes are issued, a notice is required to be filed by Mexico with the National Banking and Securities Commission; provided, however, that the failure to effect such notice shall not affect Mexico’s obligations under the Notes;
     (6) under the laws of Mexico, neither Mexico nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise), except that under Article 4 of the Federal Code of Civil Procedures of Mexico, attachment prior to judgment or attachment in aid of execution will not be enforced by Mexican courts against property of Mexico;
     (7) the choice of New York law in this Agreement, the Fiscal Agency Agreement (including the Authorization pursuant thereto), any applicable Terms Agreement and the Notes is a valid choice of law under the laws of Mexico and, accordingly, would be recognized and applied by the courts of Mexico if this Agreement, the Fiscal Agency Agreement (including the Authorization pursuant thereto), any Terms Agreement or any of the Notes or any claim made thereunder is brought before any such court (provided that in any proceedings in Mexico for the enforcement of this Agreement, the Fiscal Agency Agreement (including the Authorization pursuant thereto), any Terms Agreement or the Notes, a Mexican court would apply Mexican procedural law in such proceedings); the irrevocable submission of Mexico pursuant to Section XII hereof to the jurisdiction of any state or federal court in The Borough of Manhattan, The City of New York, in respect of any action by any Agent, or by any persons controlling such Agent, arising out of or based upon this Agreement and the waiver by Mexico of any objection to the venue of any such proceeding in any such court are legal, valid and binding; the waiver by Mexico pursuant to Section XII hereof of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity but excluding attachment prior to judgment or attachment in aid of execution in Mexico) or to any right to which it may be entitled, based upon place of residence or domicile, is legal, valid and binding; the appointment of Mexico’s Consul General in The City of New York as agent to receive service of process on behalf of Mexico is legal, valid and binding; service of process effected in the manner set forth in Section XII hereof, assuming its validity under New York law, will be effective, insofar as Mexican law is concerned, to confer valid personal jurisdiction over Mexico; in addition, in accordance with article 104, fracción III of the Political Constitution of Mexico, any action against Mexico arising out of or based on the Notes may be instituted by the holders of the Notes in any competent federal court in Mexico; any judgment obtained in a New York state or federal court sitting in The Borough of Manhattan, The City of New York, arising out of or in relation to the obligations of Mexico under this Agreement would be enforceable, subject to the limitations described in clause (6) above, against Mexico in the courts of Mexico

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pursuant to Articles 569 and 571 of the Federal Code of Civil Procedures of Mexico and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:
     (i) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement;
     (ii) such judgment is strictly for the payment of a certain sum of money, provided that, under the Mexican Monetary Law, payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;
     (iii) service of process was made personally on Mexico or on the appropriate process agent;
     (iv) such judgment does not contravene Mexican public policy or laws;
     (v) the applicable procedure under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;
     (vi) such judgment is final in the jurisdiction where obtained;
     (vii) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; and
     (viii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction;
     (8) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, the Fiscal Agency Agreement (including the Authorization pursuant thereto), any applicable Terms Agreement or the Notes, it is not necessary that this Agreement, the Fiscal Agency Agreement, any Terms Agreement or the Notes or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Mexico, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Fiscal Agency Agreement (including the Authorization pursuant thereto), any Terms Agreement or the Notes, or any other document, provided that, in the event any legal proceedings are brought in any court of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-appointed translator would have to be approved by such court after the defendant

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had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based upon such translation;
     (9) there is no tax, levy, deduction, charge or withholding imposed by Mexico or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement (including the Authorization pursuant thereto), any Terms Agreement or the Notes or (B) on any payment to be made by Mexico hereunder or any payment of principal, premium, if any, or interest, if any, on any Note, provided that such Note is held by an individual or a corporation that is not a resident of Mexico for tax purposes directly and not through a permanent establishment thereof in Mexico;
     (10) this Agreement, the Fiscal Agency Agreement, the Authorization, any Terms Agreement and the Notes are in proper legal form under the laws of Mexico for the enforcement thereof against Mexico under the laws of Mexico, provided that, in the event any legal proceedings are brought in any court of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-appointed translator would have to be approved by such court after the defendant had been given an opportunity for a hearing as to the accuracy of such translation, and proceedings would thereafter be based upon such translation; and
     (11) the information contained in the Prospectus Supplement under the caption “Taxation—Mexican Taxation” fairly summarizes the provisions of Mexican tax law therein described.
          In rendering such opinion, which shall be limited to Mexican law, such counsel may rely, without independent investigation on its part, as to all matters governed by United States Federal and New York law upon the opinion or opinions referred to under subsection (c) below.
     (c) Each Agent shall have received from Cleary Gottlieb Steen & Hamilton LLP, United States counsel to Mexico, such opinion or opinions, dated the Execution Date, in form and substance reasonably satisfactory to the Agents, to the effect that:
     (1) this Agreement has been duly executed and delivered by Mexico;
     (2) the Fiscal Agency Agreement and the Authorization have been duly executed and delivered by Mexico and, assuming due authorization, execution and delivery of the Fiscal Agency Agreement by the Fiscal Agent, are valid, binding and enforceable obligations of Mexico, (a) subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (b) subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights;
     (3) assuming due authorization, execution and delivery by Mexico of each sub-authorization required by the Authorization and of the Notes against payment therefor, and assuming due authentication, execution and delivery of the Notes by the

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Fiscal Agent, the Notes will be the valid, binding and enforceable obligations of Mexico, entitled to the benefits of the Fiscal Agency Agreement, (a) subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (b) subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights;
     (4) the issuance and sale of the Notes by Mexico pursuant to this Agreement and any applicable Terms Agreement and the performance by Mexico of its obligations in this Agreement, the Fiscal Agency Agreement, the Notes and the Authorization do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by this Agreement, the Fiscal Agency Agreement, the Authorization and the Notes, except such as have been obtained or effected under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes under this Agreement (as to which such counsel need express no opinion);
     (5) under the laws of the State of New York relating to submission to jurisdiction, Mexico has pursuant to Section XII hereof validly and irrevocably submitted to the jurisdiction of any state or federal court located in The Borough of Manhattan, The City of New York, in any action arising out of or based upon this Agreement, has to the fullest extent permitted by applicable law validly and irrevocably waived any objection to the venue of any such action in any such court, and has validly and irrevocably appointed its Consul General in The City of New York as its authorized agent for the purpose described in Section XII hereof; service of process effected in the manner set forth in Section XII hereof will be effective to confer valid personal jurisdiction over Mexico in any such action; and the waiver by Mexico pursuant to Section XII hereof of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) is valid and binding under New York and federal law, subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976;
     (6) in the case of Notes sold in a Non-U.S. Offering pursuant to a Terms Agreement, no registration of the Notes under the Act and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, of the United States of America are required for the offer and sale of the Notes in the manner contemplated by the Prospectus, the applicable Terms Agreement and this Agreement; in rendering such opinion, such counsel may assume the accuracy of the representations and warranties, and compliance with agreements, contained in this Agreement and the applicable Terms Agreement;
     (7) the statements set forth under the heading “Description of the Notes” in the Prospectus Supplement and “Description of the Securities—Debt Securities” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Notes and the Fiscal Agency Agreement, provide a fair summary of such provisions; and

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     (8) the description of U.S. Federal tax consequences set forth under the caption “Taxation—United States Federal Taxation” in the Prospectus Supplement, insofar as such description purports to summarize federal laws of the United States referred to thereunder, constitutes a fair summary of the principal U.S. Federal tax consequences of an investment in the Notes.
          In rendering such opinion, such counsel may state that (x) they have assumed that any documents referred to in their opinion and executed by Mexico have been duly authorized, executed and delivered pursuant to Mexican law; and (y) they have assumed that Mexico and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Mexico regarding matters of the federal law of the United States of America or the law of the State of New York that in such counsel’s experience are normally applicable with respect to such agreement or obligation). In addition, such counsel shall have furnished to each Agent a letter, dated the Execution Date, to the effect that:
     (1) the Registration Statement, at the time it became effective, and the Prospectus, as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;
     (2) no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (3) no information has come to such counsel’s attention that causes such counsel to believe that the Prospectus, as supplemented by the applicable Pricing Supplement, as of the date thereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (4) the Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose has been instituted or threatened, by the Commission; and
          Such counsel may state that in connection with the foregoing statements it expresses no view as to the financial and statistical data included in the Prospectus and the Registration Statement, including the mining or petroleum reserve or production information therein, nor the information included therein under the heading “Plan of Distribution—Distribution” in the Prospectus Supplement and under the caption “Plan of Distribution” in the Basic Prospectus. Such counsel may also state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in subsection (7) or (8) above) and that such counsel makes no representation that such counsel has

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independently verified the accuracy, completeness and fairness of such statements (except as aforesaid);
     (d) Each Agent shall have received from Ritch Mueller, S.C., Mexican counsel to the Agents, an opinion or opinions, dated the Execution Date, in form and substance reasonably satisfactory to the Agents. In rendering such opinion, such Mexican counsel to the Agents may rely, without independent investigation on its part, as to all matters governed by United States Federal and New York law upon the opinion of the United States counsel to the Agents described in subsection (e) of this Section VI;
     (e) Each Agent shall have received from Sullivan & Cromwell LLP, United States counsel to the Agents, an opinion or opinions, dated the Execution Date, with respect to the issuance and sale of the Notes, the Fiscal Agency Agreement, the Authorization, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and Mexico shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such United States counsel to the Agents may rely, without independent investigation on its part, as to matters governed by Mexican law upon the opinion of the Fiscal Attorney or the Deputy Fiscal Attorney for Financial Affairs of the Federation or the Deputy Director General of Legal Procedures of Credit of the Ministry of Finance and Public Credit described in subsection (b) of this Section VI and the opinion of the Mexican counsel to the Agents described in subsection (d) of this Section VI;
     (f) Mexico shall have furnished to each Agent a certificate, signed by an official named in the Delegation of Authority, dated the Execution Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:
     (1) the representations and warranties of Mexico in this Agreement are true and correct on and as of such date;
     (2) Mexico has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;
     (3) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of Mexico’s knowledge, threatened; and
     (4) since the respective dates as of which information is given in the Prospectus as amended or supplemented there has been no material adverse change in or affecting the financial, economic, political or other condition of Mexico except as set forth in or contemplated by the Registration Statement and the Prospectus.
     (g) An official named in the Delegation of Authority shall have furnished to each Agent a certificate, dated the Execution Date, to the effect that as of its effective date, the

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Registration Statement and any further amendment thereto made by Mexico prior to the Execution Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of their respective dates, the Prospectus and any further amendment or supplement thereto made by Mexico prior to the Execution Date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; that, as of the Execution Date, none of the Registration Statement, the Prospectus or any further amendment or supplement thereto made by Mexico prior to the Execution Date contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the case of the Registration Statement (and any amendment or supplement thereto), not misleading, and in the case of the Prospectus (and any amendment or supplement thereto), in light of the circumstances under which they were made, not misleading; and that, in the case of a certificate delivered subsequent to the Execution Date pursuant Section IV(q) hereof, as of the most recent Time of Sale, the Time of Sale Information and any further amendment or supplement thereto made by Mexico did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Registration Statement, the Prospectus or the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Mexico in writing by the Agents expressly for use in the Registration Statement or the Prospectus or the Time of Sale Information or any amendment or supplement thereto;
     (h) Prior to the Execution Date, Mexico shall have furnished to each Agent such further information, certificates and documents as the Agents may reasonably request and the opinions and certificates mentioned above or elsewhere in this Agreement shall be in all material respects reasonably satisfactory in form and substance to the Agents and counsel for the Agents; and
     (i) Prior to the Execution Date and to each Settlement Date with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by Mexico in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.
          If any condition specified in this Section VI shall not have been fulfilled when and as required to be fulfilled, any agreement hereunder and all obligations of the Agents thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Settlement Date by the applicable Agent or Agents. Notice of such cancellation shall be given to Mexico in writing or by telephone or telegraph confirmed in writing. The documents required to be delivered by this Section VI shall be delivered at the office of the United States counsel to Mexico, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

23

VII. Indemnification and Contribution.
     (a) Mexico agrees to indemnify and hold harmless each of you, each of your respective directors, officers, employees and agents and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, or the Pricing Prospectus or the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses, as incurred, reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) Mexico will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Mexico by any of you specifically for inclusion therein and (ii) for all Notes sold in the United States, with respect to any untrue statement or omission or alleged untrue statement or omission made in any Time of Sale Information relating to the Notes, such indemnity shall not inure to the benefit of any Agent from whom the person asserting any such loss, claim, damage or liability purchased the Notes, to the extent that any such loss, claim, damage or liability results from the fact that a copy of any subsequent Time of Sale Information (which did not contain any such untrue statement or omission or alleged untrue statement or omission) was delivered to such Agent by Mexico on a timely basis enabling such Agent to send, give or make available a copy of such subsequent Time of Sale Information in accordance with such Agent’s customary procedures prior to the entry into the contract of sale of the Notes to such person, and such Agent failed to do so. This indemnity agreement will be in addition to any liability which Mexico may otherwise have.
          Mexico further agrees to indemnify and hold harmless each Agent against any requirement under the laws of Mexico to pay any stamp or similar taxes in connection with any issuance of the Notes to such Agent by Mexico.
     (b) Each of you agrees severally and not jointly to indemnify and hold harmless Mexico and each of its officials, including its authorized representative in the United States, who signs the Registration Statement to the same extent as the foregoing indemnity from Mexico to you, but only with reference to written information relating to such of you furnished to Mexico by such of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section VII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VII, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by

24

the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent will be not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not contain a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of, any indemnified party.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section VII is unavailable to or insufficient to hold harmless an indemnified party for any reason, Mexico and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which Mexico and one or more of you may be subject in such proportion as is appropriate to reflect the relative benefits received by Mexico and by each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions or underwriting discounts payable pursuant thereto). If the allocation provided by the immediately preceding sentence is unavailable for any reason, Mexico and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Mexico and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by Mexico shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions or underwriting discounts payable pursuant thereto). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by Mexico or any of you. Mexico and each of you agree that it would not be just and equitable if contribution were determined by pro rata

25

allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section VII, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of any of you shall have the same rights to contribution as you and each official of Mexico who shall have signed the Registration Statement shall have the same rights to contribution as Mexico, subject in each case to the applicable terms and conditions of this paragraph (d).
VIII. Termination.
     (a) Mexico may elect to suspend or terminate the offering of Notes under this Agreement at any time; Mexico also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from Mexico, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement or the Selling Group Members Agreement (each as referred to in Exhibit B hereto), as the case may be. Such actions may be taken, in the case of Mexico, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days’ written notice of termination to Mexico and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by Mexico but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, Mexico shall have the obligations provided herein with respect to such Note or Notes. Mexico shall promptly notify the other parties in writing of any such termination.
     (b) The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes immediately upon notice given to Mexico prior to the Settlement Date relating thereto, if prior to such time:
     (1) in the case of Notes sold pursuant to a Non-U.S. Offering, in the opinion of such Agent, after consultation with Mexico, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market; or
     (2) in the case of Notes sold pursuant to all other offerings:
     (i) there shall have occurred, subsequent to the date of such agreement, any material adverse change in or affecting the financial, economic, political or other condition, or foreign exchange controls, of Mexico otherwise than as set forth in or contemplated by the Prospectus the effect of which is, in the reasonable judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of such Notes,

26

or there shall have occurred, subsequent to the date of such agreement, any prospective material adverse change in or affecting the financial, economic, political or other condition, or foreign exchange controls, of Mexico, otherwise than as set forth in or contemplated by the Prospectus, that, in the reasonable judgment of such Agent, has had so material and adverse an impact on the market for Mexico’s securities as to make it impractical or inadvisable to proceed with the offering or delivery of such Notes;
     (ii) there shall have been, subsequent to the date of such agreement, (x) any downgrading in the rating accorded Mexico’s debt securities by Standard & Poor’s Corporation or, in the event Standard & Poor’s Corporation is no longer rating the debt securities of Mexico, another nationally recognized statistical rating agency as reasonably agreed upon by Mexico and the Agents or (y) any public announcement that the rating of any of Mexico’s debt securities is under surveillance or review, with possible negative implications, by Standard & Poor’s Corporation or, such other rating agency, as aforesaid, except that if the applicable Terms Agreement so specifies, this Section VIII(b)(2)(ii)(y) will not apply;
     (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange;
     (iv) trading of any securities of Mexico shall have been formally suspended on any exchange or in any over-the-counter market outside Mexico;
     (v) a general moratorium on commercial banking activities in New York or Mexico shall have been declared by either United States or New York State authorities or authorities of Mexico, respectively;
     (vi) a material disruption of the settlement or clearance of debt securities in the United States, Europe or Mexico shall occur and continue until at least the business day preceding the applicable Settlement Date, and such event shall make it impractical to proceed with the delivery of such Notes; or
     (vii) there shall have occurred any outbreak or escalation of hostilities involving the United States or Mexico or the declaration by the United States or Mexico of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the such Agent, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus.
     (c) The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as agent, and the termination of any such agreement shall not require termination of this Agreement.

27

     (d) If this Agreement is terminated, Section VII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by Mexico but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section IV, Section II(b) and Section III shall also survive with respect to such Notes until time of delivery. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the second paragraph of Section II(a), Section IV(k), Section VII and this Section VIII(d). The respective representations, warranties, covenants, indemnities and agreements of Mexico and its officers and of you set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of Mexico, and shall survive each delivery of and payment for any of the Notes.
          From time to time Mexico may request an increase of the aggregate principal amount of the Notes that may be issued under this Agreement and the Fiscal Agency Agreement (the “Program Limit”) by delivering to the Fiscal Agent and each of the Agents a letter substantially in the form contained in Exhibit D hereto as well as a copy of a decree issued by the President of Mexico approving such increase. Ten days after the date of such letter, each Agent will be deemed to have given its consent to the increase in the Program Limit, whereupon all references in this Agreement, the Exhibits hereto and the Fiscal Agency Agreement to the Program Limit shall be to the Program Limit as so increased.
IX. Notices.
          Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to Mexico shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or courier to Mexico at the address specified below. All such notices shall be effective on receipt.
          If to Mexico:
United Mexican States
Secretaría de Hacienda y Crédito Público
Unidad de Crédito Público
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
México, D.F. 06000
México
Facsimile No.: 011-52-55-9158-1156
Attention: Deputy Undersecretary for Public Credit

28

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.
X. Successors.
          This Agreement shall be binding upon the Agents and Mexico, and inure solely to the benefit of the Agents and Mexico and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
XI. No Fiduciary Duty
          Mexico acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between Mexico, on the one hand, and the several Agents, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising Mexico on other matters); and (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the several Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship.
          This Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the several Agents, or any of them, with respect to the subject matter hereof. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the several Agents with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Agreement.
XII. Applicable Law; Appointment of Agent for Service;
English Documents; Counterparts.
          This Agreement will be governed by and construed in accordance with the law of the State of New York, except that all matters governing authorization and execution of this Agreement by Mexico will be governed by the law of Mexico.
          Mexico hereby appoints its Consul General in New York City and his successors as its authorized agent (the “Authorized Agent”) upon whom process may be served in any

29

action by any Agent, or by any persons controlling such Agent, arising out of or based upon this Agreement which may be instituted in any state or federal court in The Borough of Manhattan, The City of New York (the “Specified Courts”). Each of the parties hereto irrevocably submits to the jurisdiction of the Specified Courts in respect of any such action, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action in the Specified Courts and waives any right to which it may be entitled on account of residence or domicile. Mexico will maintain at all times in The Borough of Manhattan, The City of New York, a person acting as or discharging the function of Consul General as long as any of the Notes remain outstanding or, if such person shall not be maintained, Mexico will appoint CT Corporation System to act as its process agent as provided herein. Mexico will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at 27 East 39th Street, New York, New York 10016, and written notice of such service mailed or delivered to Mexico at its address set forth in Section IX hereof shall be deemed, in every respect, effective service of process upon Mexico. Notwithstanding the foregoing, any such action may be instituted in any competent court in Mexico. Mexico hereby irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) in any such action in the Specified Courts or in any competent court in Mexico, except that under Article 4 of the Federal Code of Civil Procedure of Mexico attachment prior to judgment or attachment in aid of execution will not be enforced by Mexican courts against property of Mexico.
          All documents to be delivered under Section VI of this Agreement by Mexico shall be in the English language or accompanied by an English translation.
          This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

30

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between Mexico and you.

Very truly yours, THE UNITED MEXICAN STATES
By:	/s/ Gerardo Rodríguez Regordosa
	Name:	Gerardo Rodríguez Regordosa
	Title:	Deputy Undersecretary for Public Credit of the Ministry of Finance and Public Credit

Confirmed and accepted
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name:	Lily Chang
Title:	Principal

INCAPITAL LLC		INCAPITAL EUROPE LIMITED

By:	/s/ Joseph J. Novak	By:	/s/ Joseph J. Novak

Name:	Joseph J. Novak	Name:	Joseph J. Novak
Title:	Secretary and General Counsel	Title:	Director

CHARLES SCHWAB & CO., INC.

By:	/s/ Jim White
Name:	Jim White
Title:	Senior VicePresident

CITIGROUP GLOBAL MARKETS INC.		CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Martha Bailey	By:	/s/ Martha Bailey

Name:	Martha Bailey	Name:	Martha Bailey
Title:	Director	Title:	Director

EDWARD D. JONES & CO., L.P.

By:	/s/ Phil Schwab

Name:	Phil Schwab
Title:	Partner

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED		MERRILL LYNCH INTERNATIONAL

By:	/s/ Scott G. Primrose	By:	/s/ Victoria Emmerson

Name:	Scott G. Primrose	Name:	Victoria Emmerson
Title:	Authorized Signatory	Title:	Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED		MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:	/s/ Michael Fusco	By:	/s/ James Walter

Name:	Michael Fusco	Name:	James Walter
Title:	Executive Director	Title:	Executive Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ John J. Walsh

Name:	John J. Walsh
Title:	VP/General Principal

RBC DAIN RAUSCHER

By:	/s/ Paul Rich

Name:	Paul Rich
Title:	Director

UBS FINANCIAL SERVICES INC.		UBS LIMITED

By:	/s/ James LeBlanc	By:	/s/ A. Rao

Name:	James LeBlanc	Name:	A. Rao
Title:	Senior Vice President	Title:	Director

By:	/s/ Karen A. Rockey	By:	/s/ E. J. Suer
Name:	Karen A. Rockey	Name:	E. J. Suer
Title:	Senior Vice President	Title:	Executive Director

WACHOVIA SECURITIES, LLC

By:	/s/ Robin Budd
Name:	Robin Budd
Title:	Senior Vice President

ANNEX A
AGENT CONTACT INFORMATION

BANC OF AMERICA SECURITES LLC
9 West 57th Street
New York, New York 10019
Attention: Martin Gonzalez
Tel: (212) 583-8192
Fax: (212) 847-5184

INCAPITAL LLC	INCAPITAL EUROPE LIMITED
One North LaSalle Street	346 Kensington High Street
Suite 3500	London, England
Chicago, Illinois 60602	W14 8NS
Attention: Brian Walker	Attention: Managing Director
Tel: (312) 379-3750	Tel: +44 20 7605 4000
Fax: (312) 379-3701	Fax: +44 20 7605 4001

CHARLES SCHWAB & CO., INC.
101 Montgomery Street
San Francisco, California 94104
Attention: Peter J. Campfield
Tel: (415) 667-5072
Fax: (415) 667-5087

CITIGROUP GLOBAL MARKETS INC.	CITIGROUP GLOBAL MARKETS
388 Greenwich Street	LIMITED
New York, New York 10013	Citigroup Center
Attention: Martha Bailey/Rodolfo Vela	Canada Square, Canary Wharf
Tel: (212) 816-5831/9741	London E14 5LB, England
Fax: (212) 816-0949 / (646)391-2852	Tel +44 20 7986 9050
Fax +44 20 7986 9000

EDWARD D. JONES & CO., L.P.
12555 Manchester Road
St. Louis, Missouri 63131-3729
Attention: Philip Schwab
Tel: (314) 515-3344
Fax: (314) 515-3502

Annex A-1

MERRILL LYNCH, PIERCE, FENNER &	MERRILL LYNCH INTERNATIONAL
SMITH INCORPORATED	Merrill Lynch Financial Centre
Merrill Lynch Production Technologies	2 King Edward Street
4 World Financial Center, Floor 15	London EC1A 1HQ, England
New York New York 10080	Attn: EMTN Trading and Distribution Desk
Attn: Transaction Management Group	Tel: +44 20 7995 3995
email: sprimrose@exchange.ml.com	Fax: +44 20 7995 4327
Fax: (212) 449 2234

MORGAN STANLEY & CO.	MORGAN STANLEY & CO.
INCORPORATED	INTERNATIONAL LIMITED
1585 Broadway, 4th Floor	20 Cabot Square
New York, New York 10036	Canary Wharf
Attention: Manager — Continuously Offered	London E14 4QW, England
Products	Tel: +44 20 7677-7732
Fax: (212) 761-0780	Fax: +44 20 7056-0714

w/copy to:

1585 Broadway, 29th Floor
New York, New York 10036
Attention: Peter Cooper, Investment Banking
Information Center
Fax: (212) 761-0260

RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Eva Skibicki
Sarah Tucker
Tel: (727) 567-1277
Fax: (727) 567-8090

RBC DAIN RAUSCHER
1211 Avenue of the Americas, Suite 3201
New York, New York 10036
Attention: Paul Rich
Tel: (212) 703-6323
Fax: (212) 703-6384

Annex A-2

UBS FINANCIAL SERVICES INC.	UBS LIMITED
800 Harbor Blvd.	1 Finsbury Avenue
Weehawken, New Jersey 07086	London EC2M 2PP, England
Attention: James Leblanc
Tel: (201) 352-7150/2662
Fax: (201) 271-9172

WACHOVIA SECURITIES, LLC
901 E. Byrd St., WS2200
Richmond, VA 23219
Attention: George Curci
Tel: (804) 868-2205
Fax: (804) 868-2296

Annex A-3

EXHIBIT A
DEALER AGENT PROGRAM
The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.200%
18 months to less than 24 months	0.300%
24 months to less than 30 months	0.400%
30 months to less than 42 months	0.625%
42 months to less than 54 months	0.750%
54 months to less than 66 months	1.000%
66 months to less than 78 months	1.100%
78 months to less than 90 months	1.200%
90 months to less than 102 months	1.300%
102 months to less than 114 months	1.400%
114 months to less than 126 months	1.500%
126 months to less than 138 months	1.600%
138 months to less than 150 months	1.700%
150 months to less than 162 months	1.800%
162 months to less than 174 months	1.900%
174 months to less than 186 months	2.000%
186 months to less than 198 months	2.100%
198 months to less than 210 months	2.200%
210 months to less than 222 months	2.300%
222 months to less than 234 months	2.400%
234 months to less than 358 months	2.500%
359 months or greater	3.150%

A-1

EXHIBIT B
UNITED MEXICAN STATES
U.S. $1,500,000,000
INTERNOTES
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
ADMINISTRATIVE PROCEDURES
InterNotes®, due nine months or more from date of issue (the “Notes”) may be offered on a continuing basis by the United Mexican States (“Mexico”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Incapital Europe Limited, which shall act as the coordinator for issuances and sales of Notes to be made outside the United States (the “Arranger”), Banc of America Securities LLC, Charles Schwab & Co., Inc., Citigroup Global Markets, Inc., Citigroup Global Markets Limited, Edward D. Jones & Co., L.P., Merrill, Lynch Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Raymond James & Associates, Inc., RBC Dain Rauscher, UBS Financial Services Inc., UBS Limited and Wachovia Securities, LLC (collectively with the Purchasing Agent and the Arranger, the “Agents”) pursuant to a Selling Agent Agreement among Mexico and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each, a “Terms Agreement”).
Notes offered and sold in the United States will be purchased by the Purchasing Agent, as agent, for resale by the Purchasing Agent (and by any Agent that purchases Notes from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”). The Notes that will be offered in the United States have been registered with the U.S. Securities and Exchange Commission (the “Commission”). Notes offered and sold outside the United States will be purchased by the Purchasing Agent, as agent, for resale to the Arranger, as agent, for resale by the Arranger (and by any Agent that purchases such Notes from the Arranger) (i) directly to customers of the Agents or (ii) to Selected Dealers for distribution to their customers pursuant to a Selling Group Members Agreement (the “Members Agreement”). Unless otherwise specified in the applicable Pricing Supplement, Notes will be offered outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended (the “Act”).
The Bank of New York is the fiscal agent (the “Fiscal Agent”) under the Fiscal Agency Agreement, dated as of February 13, 2006, 2006, between Mexico and the Fiscal Agent (the “Fiscal Agency Agreement”), covering the Notes. Pursuant to the terms of the Fiscal Agency Agreement, The Bank of New York also will serve as the principal paying agent, calculation

InterNotes® is a registered servicemark of Incapital Holdings LLC.

agent, transfer agent and exchange rate agent. The Bank of New York (Luxembourg) S.A. will serve as the Luxembourg paying agent and transfer agent.
Unless otherwise agreed by the Agents and Mexico, Notes will be purchased by the Purchasing Agent as agent as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Purchasing Agent and Mexico, which terms shall be set forth in a Terms Agreement and a pricing supplement or, in the case of Notes listed on the Luxembourg Stock Exchange (the “LSE”) a final terms (both a pricing supplement and a final terms are referred to herein as a “Pricing Supplement”).
Unless otherwise specified in the applicable Pricing Supplement, each tranche of Notes will be issued in book-entry form only and represented by one or more global securities, in registered or bearer form (each, a “Global Note”); provided that Notes in bearer form may not be offered or sold to persons in the United States or to United States Persons (as defined in, and subject to the further restrictions set forth in, Section I(b)(5) of the Selling Agent Agreement. Global Notes representing Notes denominated in U.S. dollars will be held by the Fiscal Agent, as custodian for the Depository Trust Company (“DTC”) and recorded in the book entry system maintained by DTC. Global Notes representing Notes denominated in a currency other than U.S. dollars will be deposited with the Fiscal Agent, as common depositary for Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (each, a “clearing system”) and held by the Fiscal Agent. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Fiscal Agency Agreement.
Administrative procedures and specific terms of offerings of Notes denominated in U.S. dollars are explained in Part I below. Administrative procedures and specific terms of offerings of Notes denominated in currencies other than U.S. dollars are explained in Part II below. Administrative and record-keeping responsibilities will be handled for Mexico by the Public Credit Unit of the Ministry of Finance and Public Credit. Mexico will advise the Agents and the Fiscal Agent in writing of those persons handling administrative responsibilities with whom the Agents and the Fiscal Agent are to communicate regarding offers to purchase Notes and the details of their delivery.
Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Fiscal Agency Agreement, the Selling Agent Agreement or information set forth in the Prospectus (as defined in the Selling Agent Agreement) or the Pricing Supplement (together referred to herein as the “Prospectus”), the relevant provisions of the Notes, the Fiscal Agency Agreement, the Selling Agent Agreement and the information set forth in the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act of 1933 (the “Act”), or in the Fiscal Agency Agreement.

Subject to Mexico’s representations, warranties and covenants contained in the Selling Agent Agreement as they relate to prior solicitations or sales of Notes, Mexico may instruct the Purchasing Agent to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as Mexico has advised it that solicitation of purchases may be resumed.
In the event that at the time Mexico suspends solicitation of purchases there shall be any orders outstanding for settlement, Mexico will promptly advise the Purchasing Agent, the Agents and the Fiscal Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. Mexico will have the sole responsibility for such decision and for any arrangements which may be made in the event that Mexico determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.
If Mexico decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Fiscal Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, Mexico may file with the Commission any supplement to the Prospectus relating to the Notes. Mexico will provide the Purchasing Agent and the Fiscal Agent with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the Commission.
Nothing herein shall be deemed to require the Fiscal Agent to risk or expend its own funds in connection with any payment to Mexico, or the Agents or the purchasers, it being understood by all parties that payments made by the Fiscal Agent to either Mexico or the Agents shall be made only to the extent that funds are provided to the Fiscal Agent for such purpose.
Mexico shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by Mexico.
Part I
Administrative Procedures for Notes Denominated in U.S. Dollars
In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Fiscal Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under the Letter of Representations from Mexico and the Fiscal Agent to DTC, dated February 13, 2006 and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by Mexico, the Fiscal Agent and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of its original issuance. Notes will mature on any date selected by the initial purchaser and agreed to by Mexico. “Maturity” when used with respect to any Note means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Fiscal Agent.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:	Mexico has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. Mexico will provide the Purchasing Agent, DTC and the Fiscal Agent with a list of such CUSIP numbers. On behalf of Mexico, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Mexico has assigned to Global Notes. Mexico will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Fiscal Agent and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Each Global Note will be issued only in fully registered form without coupons. Unless otherwise specified by DTC, each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Fiscal Agency Agreement by the Fiscal Agent. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants or one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Fiscal Agent, at Mexico’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Fiscal Agency Agreement, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from Mexico, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants and the Fiscal Agent a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Fiscal Agent will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Fiscal Agent will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below).

Denominations:	Unless otherwise agreed by Mexico and provided in the applicable Pricing Supplement, Notes will be issued in denominations of $2,000 or more (and greater integral multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by the DTC (the “Permitted Amount”). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:	General. Each Note will bear interest at either a fixed rate or a floating rate. Interest on each Note will accrue in accordance with the terms thereof and the Prospectus Supplement and the applicable Pricing Supplement.

Each pending deposit message described under Settlement Procedure “E” below will be routed to Standard & Poor’s Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Issue Date at the rate, or in accordance with the interest rate basis, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.

Interest on each Note will be payable on the Interest Payment Dates specified in the applicable Pricing Supplement and at Maturity (or on the date of redemption or repayment if a Note is repurchased by Mexico prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option).

The interest rates Mexico will agree to pay on newly-issued Notes are subject to change without notice by Mexico from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by Mexico.

Payments of Principal and Interest:	Payments of Interest. On or about two weeks prior to each Interest Payment Date (or as soon thereafter as is practicable), the Fiscal Agent will deliver to Mexico and DTC a written notice specifying the issue description, the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, Mexico will pay to the Fiscal Agent, and the Fiscal Agent in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”.

Payments on the Maturity Date. On or about two weeks prior to the relevant Maturity Date, the Fiscal Agent will deliver to Mexico and DTC a written letter setting forth the principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) on the following Maturity Date. The Fiscal Agent, Mexico and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, Mexico will pay to the Fiscal Agent, and the Fiscal Agent in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Fiscal Agent will cancel and destroy such Global Note in accordance with the Fiscal Agency Agreement and so advise Mexico.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by Mexico to the Fiscal Agent in immediately available funds, no later than 10:00 a.m., New York City Time, on such date. Mexico will make such payment on such Global Notes in the currency in which the Notes are denominated to an account specified by the Fiscal Agent. Following such payment and no later than 10:00 a.m., New York City time, on such Interest Payment Date or Maturity Date, as the case may be, or as soon as possible thereafter, the Fiscal Agent will make payment to DTC in accordance with existing arrangements between DTC and the Fiscal Agent, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date; provided, that if payment by Mexico is made later than 10:00 a.m., New York City time, payment by the Fiscal Agent shall be made as soon thereafter as is practicable. On each Interest Payment Date (other than on the Maturity Date) the Fiscal Agent will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Fiscal Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither Mexico nor the Fiscal Agent shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. Mexico shall make all payments to the Fiscal Agent without withholding or deduction of Mexican taxes, as provided, and subject to the exceptions set forth, in the Prospectus. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Purchase of Notes by the Purchasing Agent:	Unless otherwise agreed by the Agents and Mexico, Notes offered from time to time by Mexico will be purchased by the Purchasing Agent as agent for subsequent resale to the Agents and Selected Dealers party to the Master Selected Dealer Agreement, each of whom will purchase as principal.

Acceptance and Rejection of Orders:	Unless otherwise agreed by Mexico and the Purchasing Agent, Mexico has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by Mexico, the Purchasing Agent will promptly advise Mexico by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $2,000 principal amount of Notes will be accepted, unless otherwise provided in the applicable Pricing Supplement.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, Mexico will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes or a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by Mexico.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of Mexico, the Purchasing Agent will use its reasonable best efforts to send by email or telecopy a draft Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit E or Exhibit F) to Mexico and to Cleary Gottlieb Steen & Hamilton LLP reflecting the terms of such Note by 2:00 p.m. (New York City time)

on the applicable Trade Day. Mexico shall use its reasonable best efforts to deliver any comments to such Pricing Supplement by email or telecopy to the Purchasing Agent and the Fiscal Agent by 5:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent will file such Pricing Supplement with the Commission on behalf of, and after review and approval by, Mexico in accordance with the applicable paragraph of Rule 424(b) under the Act. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. (New York City time) on the Business Day immediately following the applicable Trade Day and no earlier than the earlier of (i) 5:00 p.m. (New York City time) on the applicable Trade Date or (ii) such time after which the Purchasing Agent shall have incorporated the comments of Mexico, if any, to the Pricing Supplement, to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Fiscal Agent at the following applicable address:
if to Banc of America Securities LLC, to:
40 West 57th Street
New York, New York 10019
Attention: Lily Chang
Telephone: (646) 313-8798
Telecopier: (212) 901-7881
Email: lchang@bofasecurities.com
if to Incapital Europe Limited, to:
346 Kensington High Street
London, England
W14 8NS
Attention: Managing Director
Tel: +44 20 7605 4000
Fax: +44 20 7605 4001
if to Charles Schwab & Co., Inc., to:
101 Montgomery Street
San Francisco, California 94104
Attention: Peter J. Campfield
Tel: (415) 667-5072
Fax: (415) 667-5087
if to Citigroup Global Markets, Inc., to:

388 Greenwich Street
New York, New York 10013
Attention: Martha Bailey/Rodolfo Vela
Tel: (212) 816-5831/9741
Fax: (212) 816-0949 / (646) 391-2852
if to Edward D. Jones & Co., L.P., to:
12555 Manchester Road
St. Louis, Missouri 63131-3729
Attention: Philip Schwab
Tel: (314) 515-2244
Fax: (314) 515-3502
if to Merrill Lynch, Pierce, Fenner & Smith Incorporated — Merrill Lynch Production Technologies, to:
4 World Financial Center, Floor 15
New York New York 10080
Attention: Transaction Management Group
email: sprimrose@exchange.ml.com
Fax: (212) 449 2234
if to Morgan Stanley & Co. Incorporated, to:
1585 Broadway, 4th Floor
New York, New York 10036
Attention: Manager — Continuously Offered Products
Fax: (212) 761-0780
with a copy to:
1585 Broadway, 29th Floor
New York, New York 10036
Attention: Peter Cooper, Investment Banking
Information Center
Fax: (212) 761-0260
if to Raymond James & Associates, Inc., to:
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Eva Skibicki
                   Sarah Tucker
Tel: (727) 567-1277
Fax: (727) 567-8090

if to RBC Dain Rauscher, to:
1211 Avenue of the Americas, Suite 3201
New York, New York 10036
Attention: Paul Rich
Tel: (212) 703-6323
Fax: (212) 703-6384
if to UBS Financial Services Inc., to:
800 Harbor Blvd.
Weehawken, New Jersey 07086
Attention: James Leblanc
Tel: (201) 352-7150/2662
Fax: (201) 271-9172
if to Wachovia Securities, LLC, to:
901 E. Byrd St., WS2200
Richmond, VA 23219
Attention: George Curci
Tel: (804) 868 220-5301
Fax: (804) 868 220-2296
and if to the Fiscal Agent, to:
The Bank of New York
Corporate Trust Office
101 Barclay Street
21 West
New York, New York 10286
Attention: Global Trust Services
Tel: (212) 815-4293
Fax: (212) 815-5802/3
For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Wanda J. Olson
Telephone: (212) 225-2730
Telecopier: (212) 225-3999
and to:

Banc of America Securities LLC
40 West 57th Street
New York, New York 10019
Attention: Lily Chang
Telephone: (646) 313-8798
Telecopier: (212) 901-7881

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	The Agents will deliver a Prospectus and Pricing Supplement herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of Mexico, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to Mexico.

In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing Notes from it the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by Mexico in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by Mexico will be settled pursuant to the timetable for Settlement set forth below, unless Mexico and the purchaser agree to Settlement on another specified date, which date shall be specified upon acceptance of such offer; provided, however, in all cases Mexico will notify the Fiscal Agent on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by an Agent shall be as follows:
A.	After the acceptance of an offer by Mexico with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to Mexico in writing or by facsimile transmission, email or other written means acceptable to Mexico:

1.	Principal amount of the purchase;

2.	In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate basis (including, if LIBOR, the method for determining LIBOR), initial interest rate (if known at such time), Index Maturity, Interest Reset Period and Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any);

3.	Interest Payment Dates;

4.	Settlement Date;

5.	Maturity Date;

6.	Price to Public;

7.	Agent’s commission;

8.	Net proceeds to Mexico;

9.	Trade Date;

10.	Whether the Note will be listed on any stock exchange;

11.	If a Note is redeemable by Mexico or repayable by the Noteholder, such of the following as are applicable:
(i)	The date on and after which such Note may be redeemed/repaid (the “Redemption/ Repayment Commencement Date”),

(ii)	Initial redemption/repayment price (% of par), and

(iii)	Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;
12.	Whether the Note has a Survivor’s Option;

13.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14.	Such other terms as are necessary to complete the applicable form of Note.
B.	The Purchasing Agent will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Fiscal Agent and Mexico by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the same. Mexico will then advise the Fiscal Agent of the information received in accordance with Settlement Procedure “A” above. Each such communication by Mexico will be deemed to constitute a representation and warranty by Mexico to the Fiscal Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by Mexico; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Fiscal Agency Agreement; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Fiscal Agency Agreement will not exceed the aggregate principal amount of Notes authorized for issuance at such time by Mexico.

C.	If the Notes are to be listed on the Luxembourg Stock Exchange (the “LSE”), the Fiscal Agent will deliver the Pricing Supplement to the Luxembourg Listing Agent, and the Luxembourg Listing Agent will arrange for the Pricing Supplement to be submitted to the LSE.

D.	The Fiscal Agent will complete and deliver electronically to Mexico a Global Note representing such Note in a form that has been approved by Mexico, the Agents and the Fiscal Agent.

E.	The Fiscal Agent will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:
1.	The information received in accordance with Settlement Procedure “A”.

2.	The numbers of the participant accounts maintained

by DTC on behalf of the Fiscal Agent and the Purchasing Agent.

3.	Identification as a Fixed Rate Note or a Floating Rate Note.

4.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Fiscal Agent).

5.	The CUSIP number of the Global Note representing such Notes.

6.	The subsequent Interest Payment Dates.

7.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

8.	The Fiscal Agent will notify any stock exchange disclosed in the Pricing Supplement on which such Note is to be listed of the amount of interest payable on the initial Interest Payment Date.
F.	DTC will credit such Note to the participant account of the Fiscal Agent maintained by DTC.

G.	Mexico will deliver (by fax or e-mail) to the Fiscal Agent the Global Note representing such Note duly executed by the Treasurer of the Federation (or any other officer authorized by law) and an officer appointed by a Delegation of Authority or otherwise authorized by law. The Fiscal Agent will then authenticate the Global Note representing such Note and maintain possession of such Global Note.

H.	The Fiscal Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Fiscal Agent’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Fiscal Agent maintained by DTC, in an amount equal to the price of such Note less the Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the

Mexico to DTC that the Global Note representing such Note has been issued and authenticated and a representation and warranty by the Fiscal Agent to DTC that the Fiscal Agent is holding such Global Note pursuant to the Certificate Agreement.

I.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

J.	J. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “H” and “I” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

K.	The Fiscal Agent will credit to an account specified by Mexico funds available for immediate use in an amount equal to the amount credited to the Fiscal Agent’s DTC participant account in accordance with Settlement Procedure “H”.

L.	L. The Fiscal Agent will send a copy of the Global Note representing such Note by facsimile to Mexico, with a copy to Cleary Gottlieb Steen & Hamilton LLP.

M.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

N.	On a day that is a Business Day, the Fiscal Agent will send, by facsimile or electronic transmission, to Mexico a statement setting forth the principal amount of Notes outstanding as of that date under the Fiscal Agency Agreement and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which Mexico has advised the Fiscal Agent but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Purchasing Agent, as agent, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and Mexico pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “N” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Procedure	Time
A	2:00 p.m. on the Trade Day.

B	12:00 p.m. on the Business Day (that is also a Mexican Business Day) following the Trade Day.

C	At least two Business Days before the Settlement Date.

D	2:00 p.m. on the second Business Day preceding the Settlement Date.

E	2:00 p.m. on the Business Day (that is also a Mexican Business Day) before the Settlement Date.

F	10:00 a.m. on the Settlement Date.

G	10:00 a.m. on the Settlement Date.

H-K	2:00 p.m. on the Settlement Date.

L-M	2:30 p.m. on the Settlement Date.

N	Weekly or at the request of Mexico.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “M”). Settlement Procedure “J” is

subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, Mexico will notify the Fiscal Agent and the Fiscal Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Fiscal Agent fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “H”, the Fiscal Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Fiscal Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Fiscal Agent will cancel such Global Note in accordance with the Fiscal Agency Agreement, make appropriate entries in its records and so advise Mexico. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Fiscal Agent will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “I”, respectively. Thereafter, the Fiscal Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Fiscal Agent will provide, in accordance with Settlement Procedures “D”, “F” and “G”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Part II
Administrative Procedures for Notes Denominated in a Currency
Other than U.S. Dollars
In connection with the qualification of Notes for eligibility in the book-entry systems maintained by each of Euroclear and Clearstream, Luxembourg, the Fiscal Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under the applicable rules of Euroclear and Clearstream, Luxembourg. The procedures set forth below may be modified in compliance with Euroclear and Clearstream, Luxembourg’s then-applicable procedures and upon agreement by Mexico, the Fiscal Agent, the Purchasing Agent and the Arranger.

Maturities:	Each Note will mature on the Maturity Date specified in the Pricing Supplement.

Issuance:	All Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Fiscal Agent.

Each Global Note will bear an Original Issue Date. The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:	The Arranger will obtain from Euroclear and/or Clearstream, Luxembourg, ISINs for each Global Note. The Arranger will provide Mexico, the Purchasing Agent and the Fiscal Agent with a list of such ISINs. On behalf of Mexico, the Arranger will assign ISINs as described below under Settlement Procedure “B”.

Form of Global Notes:	Global Notes may be issued in bearer (“Bearer Notes”) or registered (“Registered Notes”) form; provided that in no event shall Registered Notes be exchangeable for Bearer Notes.

Bearer Notes:	Each Bearer Note represented by a temporary global bearer note that will be exchangeable for interests in a permanent global bearer note, provided that neither the temporary global bearer note nor any portion thereof may be exchanged for an interest in the permanent global bearer note until (a) on or after the 40th day following the issue date and (b) with respect to each beneficial interest in the portion of such temporary global bearer note to be exchanged, (i) the participant in Euroclear or Clearstream, Luxembourg, as the case may be, through which such beneficial interest is held (the “Participant”) and (ii) Euroclear or Clearstream, Luxembourg, as the case may be, has delivered a certification, in the case of each of (i) and (ii) in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner is not a U.S. person, other than certain financial institutions.

Registered Notes:	Each Registered Note will be represented by a Global Note registered in the name of (or in the name of a nominee of) a common depositary for Euroclear and Clearstream, Luxembourg, on the Note Register maintained under the Fiscal Agent Agreement. The beneficial owner of a Note (or one or more indirect participants in Euroclear or Clearstream, Luxembourg, designated by such owner) will designate one or more Participants to act as agent or agents for such owner in connection with the book-entry system maintained by the applicable clearing system and such clearing system will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through separate records of such Participants or one or more indirect participant in Euroclear or Clearstream, Luxembourg.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by Participants (and in certain cases, one or more indirect participants in Euroclear or Clearstream, Luxembourg, as the case may be) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Fiscal Agent, at Mexico’s request, may deliver to Euroclear and Clearstream, Luxembourg at any time a written notice of consolidation specifying (a) the ISIN and common code of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Fiscal Agency Agreement, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new ISIN and common code, obtained from the Arranger, to be assigned to such replacement Global Note; provided that in no event may Bearer Notes be consolidated with Registered Notes. Upon receipt of such a notice, Euroclear and Clearstream, Luxembourg will send to its participants and the Fiscal Agent a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Fiscal Agent will deliver to Euroclear and Clearstream, Luxembourg written notice setting forth such exchange date and the new ISIN and common code and stating that, as of such exchange date, the ISIN and common code of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Fiscal Agent will exchange such Global Notes for a single Global Note bearing the new ISIN and common code and the ISIN and common code of the exchanged Global Notes will, in accordance with Euroclear and Clearstream, Luxembourg procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed the Permitted Amount (as defined below), one replacement Global Note will be authenticated and issued to represent the amount of such limit and greater integral multiples of such limit in principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below).

Denominations:	Unless otherwise set forth in the applicable Pricing Supplement, Notes will be issued in denominations of €1,000 (and greater integral multiples of €1,000), or the approximate equivalent in the Specified Currency. Global Notes will be denominated in principal or face amounts not in excess of any limit set by Euroclear or Clearstream, Luxembourg (the “Permitted Amount”). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same ISIN.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:	General. Each Note will bear interest at either a fixed rate or a floating rate. Interest on each Note will accrue in accordance with the terms thereof and the Prospectus Supplement and the applicable Pricing Supplement.

Each Note will bear interest from, and including, its Issue Date at the rate, or in accordance with the interest rate basis, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full.

Interest on each Note will be payable on the Interest Payment Dates specified in the applicable Pricing Supplement and at Maturity (or on the date of redemption or repayment if a Note is repurchased by Mexico prior to maturity pursuant to mandatory or optional redemption or repayment provisions).

The interest rates Mexico will agree to pay on newly-issued Notes are subject to change without notice by Mexico from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by Mexico.

Payments of Principal and Interest:	Payments of Interest. On or about two weeks prior to each Interest Payment Date (or as soon thereafter as is practicable), the Fiscal Agent will deliver to Mexico and Euroclear and Clearstream, Luxembourg a written notice specifying the issue description, the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. On such Interest Payment Date, Mexico will pay to the Fiscal Agent, and the Fiscal Agent in turn will pay to Euroclear or Clearstream, Luxembourg, as applicable, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”.

Payments on the Maturity Date. On or about two weeks prior to the relevant Maturity Date, the Fiscal Agent will deliver to Mexico and Euroclear and Clearstream, Luxembourg a written letter setting forth the principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) on the Maturity Date. The Fiscal Agent and Mexico will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, Mexico will pay to the Fiscal Agent, and the Fiscal Agent in turn will pay to Euroclear or Clearstream, Luxembourg, as applicable, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to Euroclear or Clearstream, Luxembourg, as applicable, of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Fiscal Agent will cancel and destroy such Global Note in accordance with the Fiscal Agency Agreement and so advise Mexico.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by Mexico to the Fiscal Agent in immediately available funds no later than 10:00 a.m., New York City time, on such date. Mexico will make such payment on such Global Notes in the currency in which such Notes are denominated to an account specified by the Fiscal Agent. Following such payment and no later than 10:00 a.m., London time, on such Interest Payment Date or Maturity Date, as the case may be, or as soon as possible thereafter, the Fiscal Agent will make payment to Euroclear or Clearstream, Luxembourg, as applicable, in accordance with existing arrangements between each such clearing system and the Fiscal Agent, in funds available for immediate use by such clearing system, each payment of interest, principal and premium, if any, due on a Global Note on such date; provided, that if payment by Mexico is made later than 10:00 a.m.,

London time, payment by the Fiscal Agent shall be made as soon thereafter as is practicable. On each Interest Payment Date (other than on the Maturity Date) the Fiscal Agent will pay Euroclear or Clearstream, Luxembourg, as applicable, such interest payments in same-day funds in accordance with existing arrangements between the Fiscal Agent and each such clearing system. Thereafter, on each such date, each clearing system, will pay, in accordance with their same-day fund settlement operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by such clearing system. Neither Mexico nor the Fiscal Agent shall have any direct responsibility or liability for the payment by a clearing system of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. Mexico shall make all payments to the Fiscal Agent without withholding or deduction of Mexican taxes, as provided, and subject to the exceptions set forth, in the Prospectus. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Resale of Notes by the Purchasing Agent:	Unless otherwise agreed by the Agents and Mexico, Notes offered from time to time by Mexico will be purchased by the Purchasing Agent as agent, who will resell such Notes to the Arranger for subsequent resale to the other Agents and Selected Dealers party to the Members Agreement, each of whom will purchase as principal.

Acceptance and Rejection of Orders:	Unless otherwise agreed by Mexico and the Arranger, Mexico has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by Mexico, the Arranger will promptly advise Mexico by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than €1,000 principal amount of Notes (or its equivalent in the relevant

Specified Currency) will be accepted, unless otherwise provided in the applicable Pricing Supplement.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of Mexico, the Arranger will use its reasonable best efforts to send by email or telecopy a draft Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit E or Exhibit F) to Mexico and to Cleary Gottlieb Steen & Hamilton LLP reflecting the terms of such Note by 2:00 p.m. (London time) on the applicable Trade Day. Mexico shall use its reasonable best efforts to deliver any comments to such Pricing Supplement by email or telecopy to the Arranger and the Fiscal Agent by 5:00 p.m. (London Time) on the applicable Trade Day. The Arranger will make such Pricing Supplement and the Prospectus available on its website at www.internotes.com and, if the Notes are to be listed on the LSE, will provide copies to the Luxembourg Agent.

Delivery of Confirmation to Purchaser by Presenting Agent:	For each offer to purchase a Note accepted by or on behalf of Mexico, the Arranger will confirm in writing with the Purchasing Agent and each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to Mexico.

Settlement:	The receipt of immediately available funds by Mexico in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by Mexico will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless Mexico and the purchaser agree to Settlement on another specified date, which date shall be specified upon acceptance of such offer; provided, however, in all cases Mexico will notify the Fiscal Agent on the date issuance instructions are given.

Settlement Procedures:	Settlement Procedures with regard to each Note sold by an Agent shall be as follows:

	A.	After the acceptance of an offer by Mexico with respect to a Note, the Arranger will communicate the following details of the terms of such offer (the “Note Sale Information”) to Mexico in writing or by facsimile transmission, email or other written means acceptable to Mexico:

1.	Principal amount of the purchase;

2.	In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate basis (including, if LIBOR or EURIBOR, the method for determining LIBOR or EURIBOR, as applicable), initial interest rate (if known at such time), Index Maturity, Interest Reset Period and Interest Reset Dates (if any), Spread and/or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any);

3.	Interest Payment Dates;

4.	Settlement Date;

5.	Maturity Date;

6.	Price to Public;

7.	Agent’s commission;

8.	Net proceeds to Mexico;

9.	Trade Date;

10.	Whether the Note will be a Bearer Note or a Registered Note;

11.	Whether the Note will be listed on any stock exchange;

12.	If a Note is redeemable by Mexico or repayable by the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

		(ii)	Initial redemption/repayment price (% of par), and

		(iii)	Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

	13.	Currency in which the Note is to be denominated; and

	14.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Arranger will also confirm the previously assigned ISIN to, and obtain a common code for, the Global Note representing such Note and then advise the Fiscal Agent, the Purchasing Agent and Mexico by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the same. In the case of Notes that are to be consolidated with an existing series of Notes, the Arranger will also assign a temporary ISIN (and obtain a temporary common code) for the Note, if so contemplated by the Pricing Supplement. Mexico will then advise the Fiscal Agent of the information received in accordance with Settlement Procedure “A” above. Each such communication by Mexico will be deemed to constitute a representation and warranty by Mexico to the Fiscal Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by Mexico; (ii) such Note, and the Global Note or Global Notes representing such Note, will conform with the terms of the Fiscal Agency Agreement; and (iii) upon authentication and delivery of the Global Note or Global Notes representing such Note, the aggregate principal amount of all Notes issued under the Fiscal Agency Agreement will not exceed the aggregate principal amount of Notes authorized for issuance at such time by Mexico.

C.	1.	If the Notes are to be listed on the Luxembourg Stock Exchange (the “LSE”), the Fiscal Agent will deliver the Pricing Supplement to the Luxembourg Listing Agent, and the Luxembourg Listing Agent will arrange for the Pricing Supplement to be submitted to the LSE.

	2.	The Fiscal Agent will complete and electronically deliver to Mexico a Global Note representing such Note in a form that has been approved by Mexico, the Agents and the Fiscal Agent.

D.	The Fiscal Agent will communicate to Euroclear and Clearstream, Luxembourg through Euroclear or Clearstream, Luxembourg’s respective communication systems, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by Euroclear or Clearstream, Luxembourg, as applicable, on behalf of the Fiscal Agent and the Arranger.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

	4.	The initial Interest Payment Date for such Note, in the case of Registered Notes, number of days by which such date succeeds the related Euroclear or Clearstream, Luxembourg, as applicable, record date (which term means the Regular Record Date), and, if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Fiscal Agent).

	5.	The ISIN and common code of the Global Note representing such Notes, and, if applicable, ISIN and temporary common code applicable to such Notes.

	6.	The subsequent Interest Payment Dates.

	7.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

	8.	The Fiscal Agent will notify any stock exchange disclosed in the Pricing Supplement on which such Note is to be listed of the amount of interest payable on the Initial Interest Payment Date.

E.	Euroclear or Clearstream, Luxembourg, as applicable, will credit such Note to the participant account of the Fiscal Agent maintained by Euroclear or Clearstream, Luxembourg, as applicable.

F.	Mexico will deliver (by fax or e-mail) to the Fiscal Agent the Global Note representing such Note duly executed by the Treasurer of the Federation (or any other officer authorized by law) and an officer appointed by a Delegation of Authority or otherwise authorized by law.

G.	The Fiscal Agent will authenticate the Global Note representing such Note and maintain possession of such Global Note. The Fiscal Agent (on behalf of Mexico) will instruct the common depositary to hold the Note represented by the Global Note initially issued to Mexico’s order.

H.	The Fiscal Agent will instruct Euroclear or Clearstream, Luxembourg, as applicable, to (i) debit such Note to the Fiscal Agent’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by Euroclear or Clearstream, Luxembourg, as applicable, and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Fiscal Agent maintained by Euroclear or Clearstream, Luxembourg, as applicable, in an amount equal to the price of such Note less the Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Fiscal Agent to Euroclear or Clearstream, Luxembourg, as applicable, that (a) the Global Note representing such Note has been issued and authenticated and (b) the Fiscal Agent is holding such Global Note.

I.	The Purchasing Agent and the Arranger, as applicable, will instruct Euroclear or Clearstream, Luxembourg, as applicable, to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant account of the Arranger maintained by Euroclear or Clearstream, Luxembourg, as applicable, (ii) debit the settlement account of the Arranger and credit the settlement account of the Purchasing Agent maintained by Euroclear or Clearstream, Luxembourg, as applicable, in an amount equal to the price of the Note less the agreed upon commission so credited to the Purchasing Agent’s account, (iii) further debit such Note to the Arranger’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by Euroclear or Clearstream, Luxembourg, as applicable, and (iv) debit the settlement accounts of such Participants and credit the settlement account of the Arranger maintained by Euroclear or Clearstream, Luxembourg, as applicable, in an amount equal to the price of the Note less any portion of the agreed upon commission to be retained by such Participants.

J.	Transfers of funds in accordance with the instructions described in Settlement Procedures “H” and “I” will be settled in accordance with Euroclear or Clearstream, Luxembourg’s operating procedures in effect on the Settlement Date.

K.	The Fiscal Agent will credit to an account specified by Mexico funds available for immediate use in an amount equal to the amount credited to the Fiscal Agent’s Euroclear or Clearstream, Luxembourg, as applicable, participant account in accordance with Settlement

Procedure “H”.

L.	The Fiscal Agent will send a copy of the Global Note representing such Note by facsimile to Mexico, with a copy to Cleary Gottlieb Steen & Hamilton LLP.

M.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through Euroclear or Clearstream, Luxembourg, or by mailing a written confirmation to such purchaser.

N.	On a day that is a Business Day, the Fiscal Agent will send, by facsimile or electronic transmission, to Mexico a statement setting forth the principal amount of Notes outstanding as of that date under the Fiscal Agency Agreement and setting forth the ISIN(s) assigned to, and a brief description of, any orders which Mexico has advised the Fiscal Agent but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Notes by the Arranger, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Arranger and Mexico pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “N” shall be completed as soon as possible but not later than the respective times (London time) set forth below:

Procedure Time

	A	2:00 p.m. on the Trade Day.

	B	12:00 p.m. on the Business Day (that is also a Mexican Business Day) following the Trade Day.

	C	At least two Business Days before the Settlement Date.

	D	2:00 p.m. on the second Business Day preceding the Settlement Date

	E	2:00 p.m. on the Business Day (that is also a Mexican Business Day) before the Settlement Date.

	F	10:00 a.m. on the Settlement Date.

	G	10:00 a.m. on the Settlement Date.

	H-K	2:00 p.m. on the Settlement Date.

	L-M	2:30 p.m. on the Settlement Date.

	N	Weekly or at the request of Mexico.

Settlement Procedure “J” is subject to extension in accordance with any extension closing deadlines and in the other events specified in the same-day fund settlement operating procedures of Euroclear or Clearstream, Luxembourg, as applicable, in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Fiscal Agent will deliver to Euroclear and/or Clearstream, Luxembourg, as applicable, a cancellation message to such effect by no later than 2:00 p.m., London time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Fiscal Agent fails to instruct Euroclear or Clearstream, Luxembourg, as applicable, with respect to a Note pursuant to Settlement Procedure “H”, the Fiscal Agent may deliver to such clearing system, as soon as practicable a withdrawal message instructing such clearing system to debit such Note to the participant account of the Fiscal Agent maintained at such clearing system. Such clearing system will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Fiscal Agent will cancel such Global Note in accordance with the Fiscal Agency Agreement, make appropriate entries in its records and so advise Mexico. The ISIN assigned to such Global Note shall, in accordance with Euroclear’s and Clearstream, Luxembourg’s procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Fiscal Agent will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the ISIN of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in Euroclear or Clearstream, Luxembourg, as applicable, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may instruct Euroclear or Clearstream, Luxembourg, as applicable, to reverse the orders entered pursuant to Settlement Procedures “H” and “I”, respectively. Thereafter, the Fiscal Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, Euroclear and Clearstream, Luxembourg, may take any actions in accordance with their respective same-day fund settlement operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes that were to have been represented by a Global Note, the Fiscal Agent will provide, in accordance with Settlement Procedures “C-2”, “G” and “H”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

For purposes of the administrative procedures set forth in both Part I and Part II:

Business Day:	“Business Day” means any day that is not a Saturday or Sunday, and with respect to Settlement, is also a day on which commercial banks are not required or authorized by law, regulation or executive order to close in Mexico City (“Mexican Business Day”), and that meets the following requirements, as applicable:

1. in the case of U.S. dollar-denominated Notes that are not indexed notes: it is not a legal holiday or day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York;

2. in the case of Notes denominated in a currency other than U.S. dollars or euro: it is (a) not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the applicable specified currency, and (b) a day on which banking institutions in such financial center are carrying out transactions in the specified currency;

3. in the case of Notes denominated in euro: it is a day on which (a) the TransEuropean Automated Real-Time Gross Settlement Express Transfer System is operating, and (b) commercial banks are open for dealings in euro deposits in the London interbank market;

4. in the case of indexed notes: it is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the place or places specified in the applicable pricing supplement; and

5. in the case of Floating Rate Notes bearing interest based on LIBOR: it is also a London Banking Day (as defined in the Prospectus).

EXHIBIT C
TERMS AGREEMENT
_________, 20__
UNITED MEXICAN STATES
Secretaría de Hacienda y Crédito Público
Unidad de Crédito Público
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
México, D.F. 06000
México
Attention: Deputy Undersecretary for Public Credit
Subject in all respects to the terms and conditions of the Selling Agent Agreement dated February 13, 2006, among the United Mexican States (“Mexico”) and Banc of America Securities LLC, Incapital LLC, Incapital Europe Limited, Charles Schwab & Co., Inc., Citigroup Global Markets, Inc., Citigroup Global Markets Limited, Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Raymond James & Associates, Inc., RBC Dain Rauscher, UBS Financial Services Inc., UBS Limited and Wachovia Securities, LLC, the undersigned agrees to purchase and Mexico agrees to sell the following aggregate principal amount of InterNotes®:
[Curr.]___
The terms of such Notes shall be as set forth in the pricing supplement or final terms attached hereto. The purchase price for the Notes shall be [curr.]___, representing an issue price of [curr.]___less a discount of [curr.]___.
[The Time of Sale (as defined in the Selling Agent Agreement) is [          ] [A.M./P.M.], New York City time, on the date hereof.]
Article XII of the Selling Agent Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in the City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to “this Agreement” shall be deemed references to this Terms Agreement.
This Terms Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America, except that all matters governing authorization and execution of this Agreement by Mexico shall be governed by the law of Mexico.

InterNotes® is a registered servicemark of Incapital Holdings LLC.

C-1

INCAPITAL LLC
By:
Name:
Title:

ACCEPTED:

THE UNITED MEXICAN STATES

By:
Name:
Title:

C-2

EXHIBIT D
FORM OF LETTER REQUESTING AN
INCREASE IN THE PROGRAM LIMIT
[Date:] ________________
To: [The Agents and the Fiscal Agent]
UNITED MEXICAN STATES
Up to U.S.$[specify current Program Limit]
INTERNOTES®
Dear Sirs:
     We hereby request, pursuant to Section VIII of the Selling Agent Agreement, dated February 13, 2006, (the “Agreement), that the Program Limit be increased to U.S. $[    ] from [insert existing Program Limit]. We direct your attention to Section VIII, under which this increase shall (subject to the immediately following sentence) take effect as of [insert date], whereupon all references in the Agreement and the Fiscal Agency Agreement referred to therein will be deemed amended accordingly. We understand that this increase is subject to the satisfaction of the conditions set forth in Section VIII of the Agreement.
     Terms used in this letter and not otherwise defined have the meanings given to them in the Agreement.

Yours faithfully,

United Mexican States

By:

Name:
Title:

D-1

EXHIBIT E
Form of Pricing Supplement for U.S.$ Offerings

Pricing Supplement Dated:	Rule 424(b)(3)
(To Prospectus Supplement Dated February 13, 2006 and	File No.	333-110594 and
Prospectus Dated April 27, 2005)		333-122616
Pricing Supplement No.
U.S.$ 1,500,000,000
UNITED MEXICAN STATES
INTERNOTES®
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Trade Date:
Issue Date:
Joint Lead Managers:
Agents:

DISCOUNT
				[also include any	NET	NET
				quotas or	PROCEEDS	PROCEEDS
	AGGREGATE	AMOUNT	PRICE	commissions	TO ISSUER	TO ISSUER (after		INTEREST RATE
	PRINCIPAL	FOR EACH	TO	(placement of	(before deduction	deduction of	YIELD TO	OR INTEREST
CUSIP	AMOUNT	TRANCHE	PUBLIC	underwriting)]	of expenses)	expenses)	PUBLIC	RATE BASIS

SPREAD OR		INITIAL			MAXIMUM	MINIMUM
SPREAD	INDEX	INTEREST	INTEREST	INTEREST	INTEREST	INTEREST	DAY COUNT
MULTIPLIER	MATURITY	RATE	RESET DATES	DETERMINATION	RATE	RATE	BASIS
(if floating rate)	(if floating rate)	(if floating rate)	(if floating rate)	DATES	(if floating rate)	(if floating rate)	(if floating rate)

				REDEMPTION	REPAYMENT
		1st INTEREST	SURVIVOR’S	AT ISSUER’S	AT HOLDER’S	REDEMPTION/
MATURITY	INTEREST	PAYMENT	OPTION	OPTION	OPTION	REPAYMENT TERMS
DATE	PAYMENT DATES	DATE	YES/NO	YES/NO	YES/NO	AND PROCEDURES

E- 1

AMORTIZATION
[Include
arrangements for
amortization and if
advance amortization
		FORM					is contemplated
		(e.g., bearer/	INDEXED	FOR. CURR.			describe and file
SPECIFIED	AUTHORIZED	registered	NOTE	NOTE		ISIN/COMMON	terms and
CURRENCY	DENOMINATIONS	global note)	(YES/NO)	(YES/NO)	LISTING	CODE	conditions]

Other Terms: [Describe any re-allowance of
discount/concession]

Name(s) and Address(es) of
Agent(s):

Entities conducting secondary trading and description of main terms of commitment:

Method of delivery of and payment for the Notes: The Notes will be delivered through the book-entry facilities of DTC against payment therefor in immediate available funds.
The Notes will contain “collective action clauses” under which Mexico may amend certain key terms of the Notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the Notes. All Notes issued under the InterNotes® program that are affected by a proposed amendment will vote as a single class.

E- 2

Exhibit F
Form of Final Terms for Non-U.S.$ Offerings
The following is a pro forma final terms for an issue of notes under the program.
dated [Date]
United Mexican States
Issue of [Aggregate Principal Amount of Tranche] of United Mexican States InterNotes®
Under the U.S. $1,500,000,000
Program for United Mexican States InterNotes®
Due Nine Months or More from Date of Issue

The notes will mature on [MATURITY DATE].
The notes will not be redeemable before maturity and will not be entitled to the benefit of any sinking fund.
The notes will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to Mexico’s outstanding public external indebtedness issued prior to March 3, 2003. Under these provisions, which are described beginning on page 6 of the accompanying prospectus dated April 27, 2005, Mexico may amend the payment provisions of the notes with the consent of the holders of 75% of the aggregate principal amount of the outstanding notes. All notes issued under the InterNotes® program that are affected by a proposed amendment will vote as a single class.
[Application has been made to list the notes on the Luxembourg Stock Exchange.]

	Price to	Discounts and		Proceeds, before
	Public	Commissions		expenses, to Mexico
Per note	[ ]%	[ ]	%	[ ]	%
Total	[ ]	[ ]		[ ]
Purchasers of the notes will also be required to pay accrued interest from [ISSUE DATE] if the notes are delivered after that date.
[PURCHASERS] expect to deliver the notes to investors on or about [CLOSING DATE]
[PURCHASERS]

PART A—CONTRACTUAL TERMS
     All terms used herein shall have the meanings set forth in the prospectus dated April 27, 2005 and the prospectus supplement dated February 13, 2006 which together constitute a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the final terms of the notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such prospectus and prospectus supplement. Full information on Mexico and the offer of the notes is only available on the basis of the combination of these final terms, the prospectus and the prospectus supplement. The prospectus and the prospectus supplement are available for viewing at The Bank of New York (Luxembourg) S.A., Aerogolf Center, 1A, Hoehnhof, L-1736 Senningerberg, Luxembourg and copies may be obtained from The Bank of New York (Luxembourg) S.A., Aerogolf Center, 1A, Hoehnhof, L-1736 Senningerberg, Luxembourg or from Mexico at Secretaría de Hacienda y Crédito Público, Unidad de Crédito Público, Palacio Nacional, Patio Central, 3er Piso, Oficina 3010, Colonia Centro, Mexico, D.F. 06000.

1.	Issuer:	United Mexican States

2.	Series Number:	[ ]

	(If fungible with an existing series, details of that series, including the date on which the notes become fungible):	[ ]

3.	Specified Currency:	[ ]

4.	Aggregate Principal Amount:	[ ]

5.	Issue Price:	[ ]% of the aggregate principal amount, [plus accrued interest from [date]]

6.	Authorized Denominations:	[ ]

[Notes [(including notes denominated in Sterling) in respect of which the issue proceeds are to be accepted by Mexico in the United Kingdom or whose issue otherwise constitutes a contravention of S 19 FSMA and] which have a maturity of less than one year must have a minimum redemption value of £100,000 (or its equivalent in other currencies).]

7.	Issue Date:	[ ]

	Interest Commencement Date:	[ ]

8.	Maturity Date:	[Specify date or for Floating Rate notes, specify interest payment date falling in or nearest to the relevant month and year.]

9.	Interest Basis:	[Floating Rate/Fixed Rate]

[Zero Coupon]

[Index-Linked]

[Other (specify)]

(further details specified below)

10.	Redemption/Payment Basis:	[Redemption at par]

[Index-Linked Redemption]

[Other (specify)]

11.	Change of Interest or Redemption/Payment Basis:	[Specify details of any provision for convertibility of notes into another interest or redemption/payment basis.]

12.	Put/Call Options:	[Optional Redemption]

[Optional Repayment]

(further details specified below)

13.	Method of distribution:	[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

14.	Fixed Rate Note Provisions:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph.)

	(i) Interest Rate:	[ ]% per year payable [annually/semiannually/quarterly/monthly/other] in arrears

	(ii) Interest Payment Date(s):	[ ] in each year; provided that if any such day is not a Business Day, [such interest payment date will be the next succeeding Business Day] [Specify other business day convention.]

	(iii)	Regular Record Dates:	[ ]

	(iv)	Fixed Coupon Amount(s):	[ ] per [ ] in Principal Amount

	(v)	Broken Amount(s):	[Specify details of any initial or final broken interest amounts which do not correspond with the fixed coupon amount(s).]

	(vi)	Day Count Fraction:	[30/360/Actual/Actual/other]

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate notes:	[Not Applicable/give details]

15.	Floating Rate Note Provisions:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph.)

	(i)	Interest Period(s):	[annually/semiannually/quarterly/monthly/other]

	(ii)	Base Rate:	___CD Rate ___Commercial Paper Rate

___Federal Funds Rate ___LIBOR*

___Treasury Rate ___EURIBOR

___Other

* ___LIBOR Moneyline Telerate ___LIBOR Reuters

	(iii)	Interest Payment Dates:	[ ] in each year; provided that if any such day is not a Business Day, [such interest payment date will be the next succeeding Business Day unless it would thereby fall into the next calendar month, in which event such interest payment date will be the immediately preceding Business Day.] [Specify other business day convention.]

	(iv)	Regular Record Dates:	[ ]

	(v)	Business Center(s):	[ ]

	(vi)	Manner in which the Interest Rate(s) is/are to be determined:	[As specified in the prospectus supplement/other (give details)]

	(vii)	Interest Reset Dates:	[ ]

	(viii)	Interest Determination Dates:	[ ] in each year

	(ix)	Index Maturity:	[ ]

	(x)	Initial Interest Rate:	[ ]

	(xi)	Margin(s):	[+/-][ ]% per year

	(xii)	Minimum Interest Rate:	[ ]% per year

	(xiii)	Maximum Interest Rate:	[[ ]% per year] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application.]

	(xiv)	Day Count Fraction:	[ ]

	(xv)	Fallback provisions, rounding provisions, denominator and any other terms relating to the of calculating interest on Floating Rate notes, if methoddifferent from those set forth in “Description of theNotes” in the prospectus supplementand prospectus:	[ ]

16.	Zero Coupon Note Provisions:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph.)

	(i)	[Amortization/Accrual] Yield:	[ ]% per year

	(ii)	Reference Price:	[ ]

	(iii)	Any other formula/basis of determining amount payable:	[ ]

17.	Index-Linked Note Provisions:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph.)

(i)	Index/formula/other variable:	[give or annex details]

(ii)	Provisions for determining Interest Rate where calculated by reference to index and/or formula and/or other variable:	[ ]

(iii)	Interest Determination Date(s):	[ ]

(iv)	Provisions for determining Interest Rate where calculation by reference to index and/or formula and/or other variable is impossible or impracticable or otherwise disrupted:	[ ]

(v)	Interest or calculation period(s):	[ ]

(vi)	Interest Payment Dates:	[ ]

(vii)	Business Day convention:	[give details]

(viii)	Minimum Interest Rate/Amount:	[ ]% per year

(ix)	Maximum Interest Rate/Amount:	[[ ]% per year] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application.]

(x)	Day Count Fraction:	[ ]

PROVISIONS RELATING TO REDEMPTION

18. Optional Redemption:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph.)

(i)	Redemption Price of each note and method, if any, of calculation of such price:	[ ] per note of [ ] authorized denomination

(ii)	Notice Period:	[ ] (Include only if different from prospectus supplement.)

19. Repayment at Option of Holder:		[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph.)

(i)	Optional Repayment Date(s):	[ ]

(ii)	Optional Repayment Price of each note and method, if any, of calculation of such price:	[ ] per note of [ ] authorized denomination

(iii)	Notice period:	[ ] (Include only if different from prospectus supplement.)

20. Final Redemption Amount of each note:		[ ]% per note

In cases where the Final Redemption Amount is Index-Linked or other variable-linked:

(i)	Index/formula/variable:	[give or annex details]

(ii)	Provisions for determining Final Redemption Amount where calculated by reference to index and/or formula and/or other variable:	[ ]

(iii)	Interest Determination Date (s):	[ ]

(iv)	Provisions for determining Final Redemption Amount where calculation by reference to index and/or formula and/or other variable is impossible or impracticable or otherwise disrupted:	[ ]

(v)	Interest Payment Date:	[ ]

(vi)	Minimum Final Redemption Amount:	[ ]

(vii)	Maximum Final Redemption Amount:	[ ]

GENERAL PROVISIONS APPLICABLE TO THE NOTES

21. Form of notes:		Bearer notes:

[Temporary global note exchangeable for a permanent global note] [other/give details]

Registered Notes:

[Registered notes in global form] [other/give details]

22. Financial center(s) or other special provisions relating to Payment Dates:		[Not Applicable/give details. Note that this item relates to the date and place of payment, and not interest period end dates to which item 15(iii) relates.]

23. Redenomination Provisions:		[Not Applicable/specify]

24. Other final terms:		[Not Applicable/give details]

(When adding any other final terms consideration should be given as to whether such terms constitute “significant new factors” and consequently trigger the need for a supplement to the prospectus under Article 16 of the Prospectus Directive.)

25. Further Issues:	Mexico may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the outstanding notes have as of the date of the issue of such additional notes. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

26. Governing Law:	New York, except that all matters governing authorization and execution of the notes by Mexico will be governed by the law of Mexico.

27. Additional Provisions:	The notes will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to Mexico’s outstanding public external indebtedness issued prior to March 3, 2003. Those provisions are described beginning on page 6 of the accompanying prospectus dated April 27, 2005.

DISTRIBUTION

28. If syndicated:

(i) Names and addresses of Managers and underwriting commitments:	[Not applicable/give names, addresses and underwriting commitments]

(ii) Date of Terms Agreement:	[ ]

29. If non-syndicated, name and address of Agent:	[ ]

30. Total commission and concession:	[ ]% of the aggregate principal amount

31. Additional selling restrictions:	[Not Applicable/give details]

[LISTING AND ADMISSION TO TRADING APPLICATION
     These final terms comprise the final terms required to list and have admitted to trading the issue of notes described herein pursuant to the U.S. $1,500,000,000 United Mexican States InterNotes® program.]
UNITED MEXICAN STATES—RECENT DEVELOPMENTS
The information included in this section supplements the information about Mexico corresponding to the headings below that is incorporated by reference in the accompanying prospectus dated April 27, 2005. To the extent that the information included in this section differs from the information incorporated by reference in the prospectus, you should rely on the information in this section.
     [Add any additional disclosure, if applicable.]
GENERAL INFORMATION
     In addition to matters disclosed herein (including in documents incorporated by reference), Mexico is a defendant or co-defendant, or party in various litigation and regulatory matters. We do not believe that any of these matters are likely to have a material adverse effect on the economic or financial condition of Mexico.
     Except as may be otherwise disclosed herein (including in documents incorporated by reference), there has been no material adverse change in the economic or financial condition of Mexico since the date of Mexico’s latest annual report on Form 18-K or amendment on Form 18-K/A or any material adverse change in the information set forth under “Description of the Notes” in the prospectus supplement.
RESPONSIBILITY
     Mexico accepts responsibility for the information contained in these final terms. Mexico confirms that such information has been accurately reproduced and that, so far as it is aware, no facts have been omitted which would render the reproduced inaccurate or misleading.
Signed on behalf of Mexico:

By:

[Name] Duly Authorized Official

PART B—OTHER INFORMATION
1.	LISTING

(i) Listing:	[Luxembourg/other (specify)/None]

(ii) Admission to trading:	[Application has been made for the notes to be admitted to trading on [ ] with effect from [ ].] [Not Applicable.] (If fungible issue, indicate that original securities are already admitted to trading.)
2. RATINGS

Ratings:	The notes to be issued have been rated:

[S&P: [ ]]

[Moody’s: [ ]]

[[Other]: [ ]]

[Include a brief explanation of the meaning of the ratings if this has previously been published by the rating provider.]
3.	NOTIFICATION

The Luxembourg Stock Exchange has provided the [include names of competent authorities of host Member States] with a certificate of approval attesting that the prospectus and the prospectus supplement have been drawn up in accordance with the Prospectus Directive.] [Give details]

4.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE OFFER

Except as discussed in “Plan of Distribution” in the prospectus supplement, so far as Mexico is aware, no person involved in the offer of the notes has an interest material to the offer.]

5.	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

(i) Reasons for the offer:	[Mexico intends to use the net proceeds from the sale of the notes for the general purposes of the Mexican Government, including the refinancing, repurchase or the retirement of domestic and external indebtedness.]

(ii) Estimated net proceeds:	[ ]

(iii) Estimated total expenses:	[ ]
6. [Fixed Rate Notes only—YIELD

Indication of yield:	[ ] calculated as [include details of method of calculation in summary form] on the Issue Date.

As set out above, the yield is calculated at the Issue date on the basis of the Issue Price. It is not an indication of future yield.]
7.	[Floating Rate Notes only—HISTORIC INTEREST RATES

Details of historic [reference rate] rates can be obtained from [Reuters Screen/Telerate].]

8.	[Index-Linked or other variable-linked notes only—PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING

[Include details of where past and future performance and volatility of the index/formula/other variable can be obtained and a clear and comprehensive explanation of how the value of the investment is affected by the underlying and the circumstances when the risks are most evident. Where the underlying is an index, include the name of the index and a description if composed by Mexico, and if the index is not composed by Mexico, include details of where the information about the index can be obtained. Where the underlying is not an index, include equivalent information.]
9. OTHER INFORMATION

(i) Fiscal Agent:	[ ]

(ii) London Paying Agent:	[ ]

(iii) Luxembourg Paying Agent:	The Bank of New York (Luxembourg) S.A.

(iv) Calculation Agent:	[ ]

(v) Exchange Rate Agent:	[ ]

(vi) Transfer Agent:	[ ]

(vii)	Securities Codes

	CUSIP:	[ ]

	ISIN:	[ ]

	Common Code:	[ ]

(viii)	Common Depositary:	[ ]

(ix)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking Société Anonyme and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]

(x)	Delivery:	[Delivery [against/free of] payment] [Specify whether other settlement and payment procedures apply.]

EXHIBIT G
Issuer Free Writing Prospectuses
Issuer Free Writing Prospectus
filed with the Commission on
February 13, 2006.
G-1